CALIFORNIA ASSOCIATION OF REALTORS®

ADDENDUM

(C.A.R. Form ADM, Revised 12/15)

No. *1 (One)*

The following terms and conditions are hereby incorporated in and made a part of the: [X] Purchase Agreement, [ ] Residential Lease or Month-to-Month Rental Agreement, [ ] Transfer Disclosure Statement (Note: An amendment to the TDS may give the Buyer a right to rescind), [ ] Other ______,
dated *June 28, 2021*, on property known as *1284 W. 38th St. Los Angeles, CA 900037*
in which *David Behrend or his personal LLC* is referred to as ("Buyer/Tenant")
and *Ku Kang, Joo Young Kang* is referred to as ("Seller/Landlord").

1. Escrow holder shall withhold $12,000 as a holdback from the seller's net proceeds.
If the seller does not move out from the premises by 6:00 pm on the 10th day after close of escrow, this amount shall automatically be released to the buyer with no further signature.

2. Deposit shall be paid to title company.

The foregoing terms and conditions are hereby agreed to, and the undersigned acknowledge receipt of a copy of this document.

Date 6/29/2021	Date 06/29/2021
Buyer/Tenant X (signature)	Seller/Landlord X Ku Kang
David Behrend or his personal LLC	Ku Kang 6/29/2021 12:53:53 PM PDT
Buyer/Tenant ______	Seller/Landlord X Joo Young Kang
	Joo Young Kang 6/29/2021 1:22:38 PM PDT

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

SELLER'S PURCHASE OF REPLACEMENT PROPERTY

(C.A.R. Form SPRP, Revised 12/17)

This is an Addendum to the Purchase Agreement, OR ☐ Counter Offer, ☒ Other *Seller Counter Offer No. 1* ("Agreement"), dated *June 28, 2021*, on property known as *1284 W. 38th St., Los Angeles, CA 900037* ("Seller's Property"), between *David Behrend or his personal LLC* ("Buyer") and *Ku Kang, Joo Young Kang* ("Seller").

SELLER'S PURCHASE OF REPLACEMENT PROPERTY:

1. A. **FINDING REPLACEMENT PROPERTY:** The Agreement is contingent on Seller entering into a contract to acquire replacement property ("Finding Replacement Property Contingency"). Seller shall, within 17 (or ____) Days After Acceptance, remove the Finding Replacement Property Contingency or cancel the Agreement. If Seller does not remove the Finding Replacement Property Contingency in writing within that time, Buyer, after first giving a Notice to Seller to Perform (C.A.R. Form NSP), may cancel the Agreement in writing.

OR B. ☐ Seller has entered into a contract to acquire replacement property. Escrow Holder: ____________ Escrow # ____________

AND C. (If checked) ☒ **CLOSE OF REPLACEMENT PROPERTY:** The Agreement is contingent on Seller's ability to close escrow on replacement property according to that contract.

2. A. **TIME PERIODS:** Time periods in the Agreement for inspections, contingencies, covenants, close of escrow, and other obligations that commence from date of Acceptance shall begin the Day After Seller delivers to Buyer a written notice removing the Finding Replacement Property Contingency specified in paragraph 1A or ☒ remain as specified in the Agreement. If close of escrow is identified as a specific date in the Agreement, it shall remain on that date.

   B. **BUYER'S DEPOSIT:** Buyer's deposit shall be delivered to escrow within 3 business Days After Seller delivers to Buyer a written notice removing the Finding Replacement Property Contingency as specified in paragraph 1A or ☒ as specified in the Agreement.

   C. **CLOSE OF ESCROW:** Buyer and Seller agree that Seller may extend the Close Of Escrow date for the sale of Seller's property for a maximum of ☒ *17* additional Days or ☐ until ____________ (date), by providing Buyer with written notice at the time Seller removes the Finding Replacement Property Contingency specified in paragraph 1A, if applicable.

   D. **OTHER TERMS:** ____________

3. Even after the expiration of the time for the Finding Replacement Property Contingency specified in paragraph 1A, Seller retains the right to remove the Finding Replacement Property Contingency or cancel the Agreement until Buyer cancels pursuant to paragraph 1A. Once Buyer receives Seller's written removal of the Finding Replacement Property Contingency, Buyer may not cancel pursuant to paragraph 1A.

By signing below, Buyer and Seller each acknowledge that they have read, understand, accept and have received a Copy of this Addendum.

Date 6/29/2021	Date 06/28/2021
Buyer [signature]	Seller *Ku Kang* (Authentisign) Ku Kang 06/28/2021 6:26:16 PM PDT
David Behrend or his personal LLC	
Buyer	Seller *Joo Young Kang* Joo Young Kang 06/28/2021 ... PM PDT

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Authentisign ID: DE33B1C3-8DE2-4B2A-90AE-A1542459E840

CALIFORNIA ASSOCIATION OF REALTORS®

SELLER COUNTER OFFER No. 1

May not be used as a multiple counter offer.
(C.A.R. Form SCO, Revised 11/14)

Date *June 28, 2021*

This is a counter offer to the: ☐ Purchase Agreement, ☐ Buyer Counter Offer No. ___, or ☐ Other ______ ("Offer"), dated *June 28, 2021*, on property known as *1284 W. 38th St., Los Angeles, CA 900037* ("Property"), between *David Behrend or his personal LLC* ("Buyer") and *Ku Kang, Joo Young Kang* ("Seller").

1. **TERMS:** The terms and conditions of the above referenced document are accepted subject to the following:
   A. **Paragraphs in the Offer that require initials by all parties, but are not initialed by all parties, are excluded from the final agreement unless specifically referenced for inclusion in paragraph 1C of this or another Counter Offer or an addendum.**
   B. **Unless otherwise agreed in writing, down payment and loan amount(s) will be adjusted in the same proportion as in the original Offer, but deposit amount(s) shall remain unchanged from the original Offer.**
   C. **OTHER TERMS:** title DB
   1. EMD shall be deposited to ~~escrow~~ within 24 hours after acceptance.
   2. Seller's choice of escrow company and title company, And Seller and Buyer shall pay their own escrow fee.
   3. Property shall be sold AS-IS condition.
   4. Seller shall rent back 10 days after close of escrow at no cost to seller.
   5. Buyer agent commission to be 2% of purchase price.
   6. The stove shall included in this transaction.
   7. Buyer's full contingency shall be removed at accept.
   8. Buyer shall wave home warranty.(7. D. 10 Home warranty wave section to be marked)
   D. **The following attached addenda are incorporated into this Seller Counter offer:** ☐ Addendum No. ______
   ☒ *Seller's Purchase of Replacement Property (SPRP)* ☐ ______

2. **EXPIRATION:** This Seller Counter Offer shall be deemed revoked and the deposits, if any, shall be returned:
   A. Unless by 5:00pm on the third Day After the date it is signed in paragraph 4 (if more than one signature then, the last signature date)(or by _____ ☐ AM ☐ PM on _______ (date)) (i) it is signed in paragraph 5 by Buyer and (ii) a copy of the signed Seller Counter Offer is personally received by Seller or *Jimmy Kim*, who is authorized to receive it.
   B. OR If Seller withdraws it anytime prior to Acceptance (CAR Form WOO may be used).
   C. OR If Seller accepts another offer prior to Buyer's Acceptance of this counter offer.

3. **MARKETING TO OTHER BUYERS:** Seller has the right to continue to offer the Property for sale. Seller has the right to accept any other offer received, prior to Acceptance of this Counter Offer by Buyer as specified in 2A and 5. In such event, Seller is advised to withdraw this Seller Counter Offer before accepting another offer.

4. **OFFER: SELLER MAKES THIS COUNTER OFFER ON THE TERMS ABOVE AND ACKNOWLEDGES RECEIPT OF A COPY.**
   Seller *Ku Kang* (Authentisign, 06/28/2021) *Ku Kang* Date ______
   Seller *Joo Young Kang* 6/28/2021 6:26:12 PM PDT (06/28/2021) *Joo Young Kang* Date ______

5. **ACCEPTANCE:** I/WE accept the above Seller Counter Offer **(If checked ☐ SUBJECT TO THE ATTACHED COUNTER OFFER)** and acknowledge receipt of a Copy. 6/28/2021 6:28:27 PM PDT
   Buyer [signature] *David Behrend or his personal LLC* Date 6/29/2021 Time 5 ☐ AM/☑ PM
   Buyer ______ Date ______ Time ______ ☐ AM/☐ PM

CONFIRMATION OF ACCEPTANCE:

(_____ / _____) (Initials) **Confirmation of Acceptance:** A Copy of Signed Acceptance was personally received by Seller, or Seller's authorized agent as specified in paragraph 2A on (date) ______ at ______ ☐ AM/ ☐ PM. **A binding Agreement is created when a Copy of Signed Acceptance is personally received by Seller or Seller's authorized agent whether or not confirmed in this document.**

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

CALIFORNIA RESIDENTIAL PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(C.A.R. Form RPA-CA, Revised 12/18)

Date Prepared: *06/28/2021*

1. **OFFER:**
   A. **THIS IS AN OFFER FROM** *David Behrend or his personal LLC* ("Buyer").
   B. **THE REAL PROPERTY** to be acquired is *1284 W 38th ST, LOS ANGELES, CA 90037*, situated in *LOS ANGELES* (City), *Los Angeles* (County), California, *90037* (Zip Code), Assessor's Parcel No. *5037-011-001* ("Property").
   C. **THE PURCHASE PRICE** offered is *Seven Hundred Thirty-Five Thousand* Dollars $ *735,000.00*.
   D. **CLOSE OF ESCROW** shall occur on ☐ ________ (date)(or ☒ *35* **Days** After Acceptance).
   E. Buyer and Seller are referred to herein as the "Parties." Brokers are not Parties to this Agreement.
2. **AGENCY:**
   A. **DISCLOSURE:** The Parties each acknowledge receipt of a ☒ "Disclosure Regarding Real Estate Agency Relationships" (C.A.R. Form AD).
   B. **CONFIRMATION:** The following agency relationships are confirmed for this transaction:
   Seller's Brokerage Firm *First Team Real Estate* License Number *01008773*
   Is the broker of (check one): ☐ the seller; or ☐ both the buyer and seller. (dual agent)
   Seller's Agent *Jimmy Kim* License Number *01772862*
   Is (check one): ☐ the Seller's Agent. (salesperson or broker associate) ☐ both the Buyer's and Seller's Agent. (dual agent)
   Buyer's Brokerage Firm *Condon Realty Group* License Number *00676270*
   Is the broker of (check one): ☐ the buyer; or ☐ both the buyer and seller. (dual agent)
   Buyer's Agent *DAVID CONDON* License Number ________
   Is (check one): ☐ the Buyer's Agent. (salesperson or broker associate) ☐ both the Buyer's and Seller's Agent. (dual agent)
   C. **POTENTIALLY COMPETING BUYERS AND SELLERS:** The Parties each acknowledge receipt of a ☒ "Possible Representation of More than One Buyer or Seller - Disclosure and Consent" (C.A.R. Form PRBS).
3. **FINANCE TERMS:** Buyer represents that funds will be good when deposited with Escrow Holder.
   A. **INITIAL DEPOSIT:** Deposit shall be in the amount of .... $ *22,050.00*
   (1) Buyer Direct Deposit: Buyer shall deliver deposit directly to Escrow Holder by electronic funds transfer, ☐ cashier's check, ☐ personal check, ☐ other *Deposit directly to title* within 3 business days after Acceptance (or ________);
   OR (2) ☐ Buyer Deposit with Agent: Buyer has given the deposit by personal check (or ________) to the agent submitting the offer (or to ________), made payable to ________. The deposit shall be held uncashed until Acceptance and then deposited with Escrow Holder within **3** business days after Acceptance (or ________). Deposit checks given to agent shall be an original signed check and not a copy.
   (Note: Initial and increased deposits checks received by agent shall be recorded in Broker's trust fund log.)
   B. **INCREASED DEPOSIT:** Buyer shall deposit with Escrow Holder an increased deposit in the amount of .... $ ________
   within ____ **Days** After Acceptance (or ________).
   If the Parties agree to liquidated damages in this Agreement, they also agree to incorporate the increased deposit into the liquidated damages amount in a separate liquidated damages clause (C.A.R. Form RID) at the time the increased deposit is delivered to Escrow Holder.
   C. ☐ **ALL CASH OFFER:** No loan is needed to purchase the Property. This offer is NOT contingent on Buyer obtaining a loan. Written verification of sufficient funds to close this transaction IS ATTACHED to this offer or ☐ Buyer shall, within **3 (or ____) Days** After Acceptance, Deliver to Seller such verification.
   D. **LOAN(S):**
   (1) FIRST LOAN: in the amount of .... $ ________
   This loan will be conventional financing **OR** ☐ FHA, ☐ VA, ☐ Seller financing (C.A.R. Form SFA), ☐ assumed financing (C.A.R. Form AFA), ☐ Other ________. This loan shall be at a fixed rate not to exceed ____ % or, ☐ an adjustable rate loan with initial rate not to exceed ____ %. Regardless of the type of loan, Buyer shall pay points not to exceed ____ % of the loan amount.
   (2) ☐ **SECOND LOAN** in the amount of .... $ ________
   This loan will be conventional financing **OR** ☐ Seller financing (C.A.R. Form SFA), ☐ assumed financing (C.A.R. Form AFA), ☐ Other ________. This loan shall be at a fixed rate not to exceed ____ % or, ☐ an adjustable rate loan with initial rate not to exceed ____ %. Regardless of the type of loan, Buyer shall pay points not to exceed ____ % of the loan amount.
   (3) FHA/VA: For any FHA or VA loan specified in 3D(1), Buyer has **17 (or ____) Days** After Acceptance to Deliver to Seller written notice (C.A.R. Form FVA) of any lender-required repairs or costs that Buyer requests Seller to pay for or otherwise correct. Seller has no obligation to pay or satisfy lender requirements unless agreed in writing. A FHA/VA amendatory clause (C.A.R. Form FVAC) shall be a part of this Agreement.
   E. **ADDITIONAL FINANCING TERMS:** ________
   F. **BALANCE OF DOWN PAYMENT OR PURCHASE PRICE** in the amount of .... $ *712,950.00*
   to be deposited with Escrow Holder pursuant to Escrow Holder instructions.
   G. **PURCHASE PRICE (TOTAL):** .... $ *735,000.00*

Buyer's Initials (DBo) ( ) Seller's Initials (KK) (JYK)

H. VERIFICATION OF DOWN PAYMENT AND CLOSING COSTS: Buyer (or Buyer's lender or loan broker pursuant to paragraph 3J(1)) shall, within **3 (or _____) Days** After Acceptance, Deliver to Seller written verification of Buyer's down payment and closing costs. (☐ Verification attached.)

I. APPRAISAL CONTINGENCY AND REMOVAL: This Agreement is (**or** ☐ is NOT) contingent upon a written appraisal of the Property by a licensed or certified appraiser at no less than the purchase price. Buyer shall, as specified in paragraph 14B(3), in writing, remove the appraisal contingency or cancel this Agreement within **17 (or ____) Days** After Acceptance.

J. LOAN TERMS:

(1) LOAN APPLICATIONS: Within **3 (or ___) Days** After Acceptance, Buyer shall Deliver to Seller a letter from Buyer's lender or loan broker stating that, based on a review of Buyer's written application and credit report, Buyer is prequalified or preapproved for any NEW loan specified in paragraph 3D. If any loan specified in paragraph 3D is an adjustable rate loan, the prequalification or preapproval letter shall be based on the qualifying rate, not the initial loan rate. (☐ Letter attached.)

(2) LOAN CONTINGENCY: Buyer shall act diligently and in good faith to obtain the designated loan(s). Buyer's qualification for the loan(s) specified above **is a contingency** of this Agreement unless otherwise agreed in writing. If there is no appraisal contingency or the appraisal contingency has been waived or removed, then failure of the Property to appraise at the purchase price does not entitle Buyer to exercise the cancellation right pursuant to the loan contingency if Buyer is otherwise qualified for the specified loan. Buyer's contractual obligations regarding deposit, balance of down payment and closing costs **are not contingencies** of this Agreement.

(3) LOAN CONTINGENCY REMOVAL:

Within **21 (or ____) Days** After Acceptance, Buyer shall, as specified in paragraph 14, in writing, remove the loan contingency or cancel this Agreement. If there is an appraisal contingency, removal of the loan contingency shall not be deemed removal of the appraisal contingency.

(4) ☐ **NO LOAN CONTINGENCY:** Obtaining any loan specified above is NOT a contingency of this Agreement. If Buyer does not obtain the loan and as a result does not purchase the Property, Seller may be entitled to Buyer's deposit or other legal remedies.

(5) LENDER LIMITS ON BUYER CREDITS: Any credit to Buyer, from any source, for closing or other costs that is agreed to by the Parties ("Contractual Credit") shall be disclosed to Buyer's lender. If the total credit allowed by Buyer's lender ("Lender Allowable Credit") is less than the Contractual Credit, then (i) the Contractual Credit shall be reduced to the Lender Allowable Credit, and (ii) in the absence of a separate written agreement between the Parties, there shall be no automatic adjustment to the purchase price to make up for the difference between the Contractual Credit and the Lender Allowable Credit.

K. BUYER STATED FINANCING: Seller is relying on Buyer's representation of the type of financing specified (including but not limited to, as applicable, all cash, amount of down payment, or contingent or non-contingent loan). Seller has agreed to a specific closing date, purchase price and to sell to Buyer in reliance on Buyer's covenant concerning financing. Buyer shall pursue the financing specified in this Agreement. Seller has no obligation to cooperate with Buyer's efforts to obtain any financing other than that specified in the Agreement and the availability of any such alternate financing does not excuse Buyer from the obligation to purchase the Property and close escrow as specified in this Agreement.

4. SALE OF BUYER'S PROPERTY:

A. This Agreement and Buyer's ability to obtain financing are NOT contingent upon the sale of any property owned by Buyer.

OR B. ☐ This Agreement and Buyer's ability to obtain financing are contingent upon the sale of property owned by Buyer as specified in the attached addendum (C.A.R. Form COP).

5. ADDENDA AND ADVISORIES:

A. ADDENDA:	☐ Addendum # (C.A.R. Form ADM)
☐ Back Up Offer Addendum (C.A.R. Form BUO)	☐ Court Confirmation Addendum (C.A.R. Form CCA)
☐ Septic, Well and Property Monument Addendum (C.A.R. Form SWPI)	
☐ Short Sale Addendum (C.A.R. Form SSA)	☐ Other
B. BUYER AND SELLER ADVISORIES:	☒ Buyer's Inspection Advisory (C.A.R. Form BIA)
☐ Probate Advisory (C.A.R. Form PA)	☐ Statewide Buyer and Seller Advisory (C.A.R. Form SBSA)
☐ Trust Advisory (C.A.R. Form TA)	☐ REO Advisory (C.A.R. Form REO)
☐ Short Sale Information and Advisory (C.A.R. Form SSIA)	☐ Other

6. OTHER TERMS: ***Seller to pay 2.5% commission to buyer agent. No contingencies Vacant at COE.***

7. ALLOCATION OF COSTS

A. INSPECTIONS, REPORTS AND CERTIFICATES: Unless otherwise agreed in writing, this paragraph only determines who is to pay for the inspection, test, certificate or service ("Report") mentioned; it **does not determine who is to pay for any work recommended or identified in the Report.**

(1) ☐ Buyer ☒ Seller shall pay for a natural hazard zone disclosure report, including tax ☐ environmental ☐ Other: _________ prepared by _________.

(2) ☐ Buyer ☐ Seller shall pay for the following Report _________ prepared by _________.

(3) ☐ Buyer ☐ Seller shall pay for the following Report _________ prepared by _________.

B. GOVERNMENT REQUIREMENTS AND RETROFIT:

(1) ☐ Buyer ☒ Seller shall pay for smoke alarm and carbon monoxide device installation and water heater bracing, if required by Law. Prior to Close Of Escrow ("COE"), Seller shall provide Buyer written statement(s) of compliance in accordance with state and local Law, unless Seller is exempt.

(2) (i) ☐ Buyer ☒ Seller shall pay the cost of compliance with any other minimum mandatory government inspections and reports if required as a condition of closing escrow under any Law.
(ii) ☐ Buyer ☐ Seller shall pay the cost of compliance with any other minimum mandatory government retrofit standards required as a condition of closing escrow under any Law, whether the work is required to be completed before or after COE.
(iii) Buyer shall be provided, within the time specified in paragraph 14A, a copy of any required government conducted or point-of-sale inspection report prepared pursuant to this Agreement or in anticipation of this sale of the Property.

C. ESCROW AND TITLE:

(1) (a) ☒ Buyer ☒ Seller shall pay escrow fee ***50/50 (each pay their own share)***.
(b) Escrow Holder shall be ***Wilshire Escrow- Matthew Shewfelt***.
(c) The Parties shall, within **5 (or ___) Days** After receipt, sign and return Escrow Holder's general provisions.

(2) (a) ☐ Buyer ☒ Seller shall pay for **owner's** title insurance policy specified in paragraph 13E ________.
(b) Owner's title policy to be issued by ***Stewart Title- Frank Armas***.
(Buyer shall pay for any title insurance policy insuring Buyer's **lender**, unless otherwise agreed in writing.)

D. OTHER COSTS:

(1) ☐ Buyer ☒ Seller shall pay County transfer tax or fee ________.
(2) ☐ Buyer ☒ Seller shall pay City transfer tax or fee ________.
(3) ☐ Buyer ☐ Seller shall pay Homeowners' Association ("HOA") transfer fee ________.
(4) Seller shall pay HOA fees for preparing documents required to be delivered by Civil Code §4525.
(5) ☐ Buyer ☐ Seller shall pay HOA fees for preparing all documents other than those required by Civil Code §4525.
(6) Buyer to pay for any HOA certification fee.
(7) ☐ Buyer ☐ Seller shall pay for any private transfer fee ________.
(8) ☐ Buyer ☐ Seller shall pay for ________.
(9) ☐ Buyer ☐ Seller shall pay for ________.
(10) ☐ Buyer ☐ Seller shall pay for the cost, not to exceed $ ________, of a standard (or ☐ upgraded) one-year home warranty plan, issued by ________, with the following optional coverages: ☐ Air Conditioner ☐ Pool/Spa ☐ Other: ________.
Buyer is informed that home warranty plans have many optional coverages in addition to those listed above. Buyer is advised to investigate these coverages to determine those that may be suitable for Buyer.

OR ☐ Buyer waives the purchase of a home warranty plan. Nothing in this paragraph precludes Buyer's purchasing a home warranty plan during the term of this Agreement.

8. ITEMS INCLUDED IN AND EXCLUDED FROM SALE:

A. NOTE TO BUYER AND SELLER: Items listed as included or excluded in the MLS, flyers or marketing materials are **not** included in the purchase price or excluded from the sale unless specified in paragraph 8 B or C.

B. ITEMS INCLUDED IN SALE: Except as otherwise specified or disclosed,

(1) All EXISTING fixtures and fittings that are attached to the Property;
(2) EXISTING electrical, mechanical, lighting, plumbing and heating fixtures, ceiling fans, fireplace inserts, gas logs and grates, solar power systems, built-in appliances, window and door screens, awnings, shutters, window coverings, attached floor coverings, television antennas, satellite dishes, air coolers/conditioners, pool/spa equipment, garage door openers/remote controls, mailbox, in-ground landscaping, trees/shrubs, water features and fountains, water softeners, water purifiers, security systems/alarms and the following if checked: ☐ all stove(s), except ________; ☐ all refrigerator(s) except ________; ☐ all washer(s) and dryer(s), except ________;
(3) The following additional items: ________.
(4) Existing integrated phone and home automation systems, including necessary components such as intranet and Internet-connected hardware or devices, control units (other than non-dedicated mobile devices, electronics and computers) and applicable software, permissions, passwords, codes and access information, are (☐ are NOT) included in the sale.
(5) LEASED OR LIENED ITEMS AND SYSTEMS: Seller shall, within the time specified in paragraph 14A, (i) disclose to Buyer if any item or system specified in paragraph 8B or otherwise included in the sale is leased, or not owned by Seller, or specifically subject to a lien or other encumbrance, and (ii) Deliver to Buyer all written materials (such as lease, warranty, etc.) concerning any such item. Buyer's ability to assume any such lease, or willingness to accept the Property subject to any such lien or encumbrance, is a contingency in favor of Buyer and Seller as specified in paragraph 14B and C.
(6) Seller represents that all items included in the purchase price, unless otherwise specified, (i) are owned by Seller and shall be transferred free and clear of liens and encumbrances, except the items and systems identified pursuant to 8B(5) and ________, and (ii) are transferred without Seller warranty regardless of value.

C. ITEMS EXCLUDED FROM SALE: Unless otherwise specified, the following items are excluded from sale: (i) audio and video components (such as flat screen TVs, speakers and other items) if any such item is not itself attached to the Property, even if a bracket or other mechanism attached to the component or item is attached to the Property; (ii) furniture and other items secured to the Property for earthquake purposes; and (iii) ________ ________. **Brackets attached to walls, floors or ceilings for any such component, furniture or item shall remain with the Property (or ☐ will be removed and holes or other damage shall be repaired, but not painted).**

9. CLOSING AND POSSESSION:

A. Buyer intends (or ☐ does not intend) to occupy the Property as Buyer's primary residence.

B. Seller-occupied or vacant property: Possession shall be delivered to Buyer: (i) at 6 PM or (___ ☐ AM/ ☐ PM) on the date of Close Of Escrow; (ii) ☐ no later than ___ calendar days after Close Of Escrow; or (iii) ☐ at ___ ☐ AM/ ☐ PM on ________.

Buyer's Initials (*DBo*) ( ) Seller's Initials (*KK*) (*JYK*)

C. **Seller remaining in possession After Close Of Escrow:** If Seller has the right to remain in possession after Close Of Escrow, (i) the Parties are advised to sign a separate occupancy agreement such as ☐ C.A.R. Form SIP, for Seller continued occupancy of less than 30 days, ☐ C.A.R. Form RLAS for Seller continued occupancy of 30 days or more; and (ii) the Parties are advised to consult with their insurance and legal advisors for information about liability and damage or injury to persons and personal and real property; and (iii) Buyer is advised to consult with Buyer's lender about the impact of Seller's occupancy on Buyer's loan.

D. **Tenant-occupied property: Property shall be vacant** at least **5 (or ___) Days** Prior to Close Of Escrow, unless otherwise agreed in writing. **Note to Seller: If you are unable to deliver Property vacant in accordance with rent control and other applicable Law, you may be in breach of this Agreement.**

OR ☐ **Tenant to remain in possession** (C.A.R. Form TIP).

E. At Close Of Escrow: Seller assigns to Buyer any assignable warranty rights for items included in the sale; and Seller shall Deliver to Buyer available Copies of any such warranties. Brokers cannot and will not determine the assignability of any warranties.

F. At Close Of Escrow, unless otherwise agreed in writing, Seller shall provide keys, passwords, codes and/or means to operate all locks, mailboxes, security systems, alarms, home automation systems and intranet and Internet-connected devices included in the purchase price, and garage door openers. If the Property is a condominium or located in a common interest subdivision, Buyer may be required to pay a deposit to the Homeowners' Association ("HOA") to obtain keys to accessible HOA facilities.

10. STATUTORY AND OTHER DISCLOSURES (INCLUDING LEAD-BASED PAINT HAZARD DISCLOSURES) AND CANCELLATION RIGHTS:

A. **(1)** Seller shall, within the time specified in paragraph 14A, Deliver to Buyer: (i) if required by Law, a fully completed: Federal Lead-Based Paint Disclosures (C.A.R. Form FLD) and pamphlet ("Lead Disclosures"); and **(ii)** unless exempt, fully completed disclosures or notices required by sections 1102 et. seq. and 1103 et. seq. of the Civil Code ("Statutory Disclosures"). Statutory Disclosures include, but are not limited to, a Real Estate Transfer Disclosure Statement ("TDS"), Natural Hazard Disclosure Statement ("NHD"), notice or actual knowledge of release of illegal controlled substance, notice of special tax and/or assessments (or, if allowed, substantially equivalent notice regarding the Mello-Roos Community Facilities Act of 1982 and Improvement Bond Act of 1915) and, if Seller has actual knowledge, of industrial use and military ordnance location (C.A.R. Form SPQ or ESD).

(2) Any Statutory Disclosure required by this paragraph is considered fully completed if Seller has answered all questions and completed and signed the Seller section(s) and the Seller's Agent, if any, has completed and signed the Seller's Brokerage Firm section(s), or, if applicable, an Agent Visual Inspection Disclosure (C.A.R. Form AVID). Nothing stated herein relieves a Buyer's Brokerage Firm, if any, from the obligation to (i) conduct a reasonably competent and diligent visual inspection of the accessible areas of the Property and disclose, on Section IV of the TDS, or an AVID, material facts affecting the value or desirability of the Property that were or should have been revealed by such an inspection or (ii) complete any sections on all disclosures required to be completed by Buyer's Brokerage Firm.

(3) Note to Buyer and Seller: Waiver of Statutory and Lead Disclosures is prohibited by Law.

(4) Within the time specified in paragraph 14A, (i) Seller, unless exempt from the obligation to provide a TDS, shall, complete and provide Buyer with a Seller Property Questionnaire (C.A.R. Form SPQ); (ii) if Seller is not required to provide a TDS, Seller shall complete and provide Buyer with an Exempt Seller Disclosure (C.A.R. Form ESD).

(5) Buyer shall, within the time specified in paragraph 14B(1), return Signed Copies of the Statutory, Lead and other disclosures to Seller.

(6) In the event Seller or Seller's Brokerage Firm, prior to Close Of Escrow, becomes aware of adverse conditions materially affecting the Property, or any material inaccuracy in disclosures, information or representations previously provided to Buyer, Seller shall promptly provide a subsequent or amended disclosure or notice, in writing, covering those items. **However, a subsequent or amended disclosure shall not be required for conditions and material inaccuracies** of which Buyer is otherwise aware, or which are **disclosed in reports provided to or obtained by Buyer or ordered and paid for by Buyer.**

(7) If any disclosure or notice specified in paragraph 10A(1), or subsequent or amended disclosure or notice is Delivered to Buyer after the offer is Signed, Buyer shall have the right to cancel this Agreement within **3 Days** After Delivery in person, or **5 Days** After Delivery by deposit in the mail, or by an electronic record satisfying the Uniform Electronic Transactions Act (UETA), by giving written notice of cancellation to Seller or Seller's agent.

B. **NATURAL AND ENVIRONMENTAL HAZARD DISCLOSURES AND OTHER BOOKLETS:** Within the time specified in paragraph 14A, Seller shall, if required by Law: **(i)** Deliver to Buyer earthquake guide(s) (and questionnaire), environmental hazards booklet, and home energy rating pamphlet; **(ii)** disclose if the Property is located in a Special Flood Hazard Area; Potential Flooding (Inundation) Area; Very High Fire Hazard Zone; State Fire Responsibility Area; Earthquake Fault Zone; and Seismic Hazard Zone; and **(iii)** disclose any other zone as required by Law and provide any other information required for those zones.

C. **WITHHOLDING TAXES:** Within the time specified in paragraph 14A, to avoid required withholding, Seller shall Deliver to Buyer or qualified substitute, an affidavit sufficient to comply with federal (FIRPTA) and California withholding Law (C.A.R. Form AS or QS).

D. **MEGAN'S LAW DATABASE DISCLOSURE:** Notice: Pursuant to Section 290.46 of the Penal Code, information about specified registered sex offenders is made available to the public via an Internet Web site maintained by the Department of Justice at **www.meganslaw.ca.gov.** Depending on an offender's criminal history, this information will include either the address at which the offender resides or the community of residence and ZIP Code in which he or she resides. (Neither Seller nor Brokers are required to check this website. If Buyer wants further information, Broker recommends that Buyer obtain information from this website during Buyer's inspection contingency period. Brokers do not have expertise in this area.)

E. **NOTICE REGARDING GAS AND HAZARDOUS LIQUID TRANSMISSION PIPELINES:** This notice is being provided simply to inform you that information about the general location of gas and hazardous liquid transmission pipelines is available to the public via the National Pipeline Mapping System (NPMS) Internet Web site maintained by the United States Department of Transportation at **http://www.npms.phmsa.dot.gov/.** To seek further information about possible transmission pipelines near the Property, you may contact your local gas utility or other pipeline operators in the area. Contact information for pipeline operators is searchable by ZIP Code and county on the NPMS Internet Web site.

F. **CONDOMINIUM/PLANNED DEVELOPMENT DISCLOSURES:**

(1) SELLER HAS: 7 (or ___) Days After Acceptance to disclose to Buyer if the Property is a condominium, or is located in a planned development or other common interest subdivision (C.A.R. Form SPQ or ESD).

Buyer's Initials (*DBo*) (______) Seller's Initials (*KK*) (*JYK*)

(2) If the Property is a condominium or is located in a planned development or other common interest subdivision, Seller has **3 (or ___) Days** After Acceptance to request from the HOA (C.A.R. Form HOA1): **(i)** Copies of any documents required by Law; **(ii)** disclosure of any pending or anticipated claim or litigation by or against the HOA; **(iii)** a statement containing the location and number of designated parking and storage spaces; **(iv)** Copies of the most recent 12 months of HOA minutes for regular and special meetings; and **(v)** the names and contact information of all HOAs governing the Property (collectively, "CI Disclosures"). **(vi)** private transfer fees; **(vii)** Pet fee restrictions; and **(viii)** smoking restrictions. Seller shall itemize and Deliver to Buyer all CI Disclosures received from the HOA and any CI Disclosures in Seller's possession. Buyer's approval of CI Disclosures is a contingency of this Agreement as specified in paragraph 14B(3). The Party specified in paragraph 7, as directed by escrow, shall deposit funds into escrow or direct to HOA or management company to pay for any of the above.

11. CONDITION OF PROPERTY: Unless otherwise agreed in writing: **(i)** the Property is sold (a) "AS-IS" in its PRESENT physical condition as of the date of Acceptance and (b) subject to Buyer's Investigation rights; **(ii)** the Property, including pool, spa, landscaping and grounds, is to be maintained in substantially the same condition as on the date of Acceptance; and **(iii)** all debris and personal property not included in the sale shall be removed by Close Of Escrow.

A. Seller shall, within the time specified in paragraph 14A, DISCLOSE KNOWN MATERIAL FACTS AND DEFECTS affecting the Property, including known insurance claims within the past five years, and make any and all other disclosures required by law.

B. Buyer has the right to conduct Buyer Investigations of the Property and, as specified in paragraph 14B, based upon information discovered in those investigations: (i) cancel this Agreement; or (ii) request that Seller make Repairs or take other action.

C. Buyer is strongly advised to conduct investigations of the entire Property in order to determine its present condition. Seller may not be aware of all defects affecting the Property or other factors that Buyer considers important. Property improvements may not be built according to code, in compliance with current Law, or have had permits issued.

12. BUYER'S INVESTIGATION OF PROPERTY AND MATTERS AFFECTING PROPERTY:

A. Buyer's acceptance of the condition of, and any other matter affecting the Property, is a contingency of this Agreement as specified in this paragraph and paragraph 14B. Within the time specified in paragraph 14B(1), Buyer shall have the right, at Buyer's expense unless otherwise agreed, to conduct inspections, investigations, tests, surveys and other studies ("Buyer Investigations"), including, but not limited to: **(i)** a general physical inspection; **(ii)** an inspection specifically for wood destroying pests and organisms. Any inspection for wood destroying pests and organisms shall be prepared by a registered Structural Pest Control company; shall cover the main building and attached structures; may cover detached structures; shall NOT include water tests of shower pans on upper level units unless the owners of property below the shower consent; shall NOT include roof coverings; and, if the Property is a unit in a condominium or other common interest subdivision, the inspection shall include only the separate interest and any exclusive-use areas being transferred, and shall NOT include common areas; and shall include a report ("Pest Control Report") showing the findings of the company which shall be separated into sections for evident infestation or infections (Section 1) and for conditions likely to lead to infestation or infection (Section 2); **(iii)** inspect for lead-based paint and other lead-based paint hazards; **(iv)** satisfy Buyer as to any matter specified in the attached Buyer's Inspection Advisory (C.A.R. Form BIA); **(v)** review the registered sex offender database; **(vi)** confirm the insurability of Buyer and the Property including the availability and cost of flood and fire insurance; and **(vii)** review and seek approval of leases that may need to be assumed by Buyer. Without Seller's prior written consent, Buyer shall neither make nor cause to be made: invasive or destructive Buyer Investigations, except for minimally invasive testing required to prepare a Pest Control Report; or inspections by any governmental building or zoning inspector or government employee, unless required by Law.

B. Seller shall make the Property available for all Buyer Investigations. Buyer shall **(i)** as specified in paragraph 14B, complete Buyer Investigations and either remove the contingency or cancel this Agreement, and **(ii)** give Seller, at no cost, complete Copies of all such Investigation reports obtained by Buyer, which obligation shall survive the termination of this Agreement.

C. Seller shall have water, gas, electricity and all operable pilot lights on for Buyer's Investigations and through the date possession is made available to Buyer.

D. Buyer indemnity and seller protection for entry upon property: Buyer shall: **(i)** keep the Property free and clear of liens; **(ii)** repair all damage arising from Buyer Investigations; and **(iii)** indemnify and hold Seller harmless from all resulting liability, claims, demands, damages and costs. Buyer shall carry, or Buyer shall require anyone acting on Buyer's behalf to carry, policies of liability, workers' compensation and other applicable insurance, defending and protecting Seller from liability for any injuries to persons or property occurring during any Buyer Investigations or work done on the Property at Buyer's direction prior to Close Of Escrow. Seller is advised that certain protections may be afforded Seller by recording a "Notice of Non-Responsibility" (C.A.R. Form NNR) for Buyer Investigations and work done on the Property at Buyer's direction. Buyer's obligations under this paragraph shall survive the termination of this Agreement.

13. TITLE AND VESTING:

A. Within the time specified in paragraph 14, Buyer shall be provided a current preliminary title report ("Preliminary Report"). The Preliminary Report is only an offer by the title insurer to issue a policy of title insurance and may not contain every item affecting title. Buyer's review of the Preliminary Report and any other matters which may affect title are a contingency of this Agreement as specified in paragraph 14B. The company providing the Preliminary Report shall, prior to issuing a Preliminary Report, conduct a search of the General Index for all Sellers except banks or other institutional lenders selling properties they acquired through foreclosure (REOs), corporations, and government entities. Seller shall within 7 Days After Acceptance, give Escrow Holder a completed Statement of Information.

B. Title is taken in its present condition subject to all encumbrances, easements, covenants, conditions, restrictions, rights and other matters, whether of record or not, as of the date of Acceptance except for: **(i)** monetary liens of record (which Seller is obligated to pay off) unless Buyer is assuming those obligations or taking the Property subject to those obligations; and **(ii)** those matters which Seller has agreed to remove in writing.

C. Within the time specified in paragraph 14A, Seller has a duty to disclose to Buyer all matters known to Seller affecting title, whether of record or not.

D. At Close Of Escrow, Buyer shall receive a grant deed conveying title (or, for stock cooperative or long-term lease, an assignment of stock certificate or of Seller's leasehold interest), including oil, mineral and water rights if currently owned by Seller. Title shall vest as designated in Buyer's supplemental escrow instructions. THE MANNER OF TAKING TITLE MAY HAVE SIGNIFICANT LEGAL AND TAX CONSEQUENCES. CONSULT AN APPROPRIATE PROFESSIONAL.

E. Buyer shall receive a CLTA/ALTA "Homeowner's Policy of Title Insurance", if applicable to the type of property and buyer. If not, Escrow Holder shall notify Buyer. A title company can provide information about the availability, coverage, and cost of other title policies and endorsements. If the Homeowner's Policy is not available, Buyer shall choose another policy, instruct Escrow Holder in writing and shall pay any increase in cost.

14. TIME PERIODS; REMOVAL OF CONTINGENCIES; CANCELLATION RIGHTS: The following time periods may only be extended, altered, modified or changed by mutual written agreement. Any removal of contingencies or cancellation under this paragraph by either Buyer or Seller must be exercised in good faith and in writing (C.A.R. Form CR or CC).

A. **SELLER HAS: 7 (or ___) Days** After Acceptance to Deliver to Buyer all Reports, disclosures and information for which Seller is responsible under paragraphs 5, 6, 7, 8B(5), 10A, B, C, and F, 11A and 13A. If, by the time specified, Seller has not Delivered any such item, Buyer after first Delivering to Seller a Notice to Seller to Perform (C.A.R. Form NSP) may cancel this Agreement.

B. (1) **BUYER HAS: 17 (or ___) Days** After Acceptance, unless otherwise agreed in writing, to:
(i) complete all Buyer Investigations; review all disclosures, reports, lease documents to be assumed by Buyer pursuant to paragraph 8B(5), and other applicable information, which Buyer receives from Seller; and approve all matters affecting the Property; and **(ii)** Deliver to Seller Signed Copies of Statutory and Lead Disclosures and other disclosures Delivered by Seller in accordance with paragraph 10A.

(2) Within the time specified in paragraph 14B(1), Buyer may request that Seller make repairs or take any other action regarding the Property (C.A.R. Form RR). Seller has no obligation to agree to or respond to (C.A.R. Form RRRR) Buyer's requests.

(3) By the end of the time specified in paragraph 14B(1) (or as otherwise specified in this Agreement), Buyer shall Deliver to Seller a removal of the applicable contingency or cancellation (C.A.R. Form CR or CC) of this Agreement. However, if any report, disclosure or information for which Seller is responsible is not Delivered within the time specified in paragraph 14A, then Buyer has **5 (or ___) Days** After Delivery of any such items, or the time specified in paragraph 14B(1), whichever is later, to Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement.

(4) Continuation of Contingency: Even after the end of the time specified in paragraph 14B(1) and before Seller cancels, if at all, pursuant to paragraph 14D, Buyer retains the right, in writing, to either (i) remove remaining contingencies, or (ii) cancel this Agreement based on a remaining contingency. Once Buyer's written removal of all contingencies is Delivered to Seller, Seller may not cancel this Agreement pursuant to paragraph 14D(1).

(5) Access to Property: Buyer shall have access to the Property to conduct inspections and investigations for **17 (or ____) Days** After Acceptance, whether or not any part of the Buyer's Investigation Contingency has been waived or removed.

C. ☐ **REMOVAL OF CONTINGENCIES WITH OFFER: Buyer removes the contingencies specified in the attached Contingency Removal form (C.A.R. Form CR). If Buyer removes any contingency without an adequate understanding of the Property's condition or Buyer's ability to purchase, Buyer is acting against the advice of Broker.**

D. **SELLER RIGHT TO CANCEL:**

(1) Seller right to Cancel; Buyer Contingencies: If, by the time specified in this Agreement, Buyer does not Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement, then Seller, after first Delivering to Buyer a Notice to Buyer to Perform (C.A.R. Form NBP), may cancel this Agreement. In such event, Seller shall authorize the return of Buyer's deposit, except for fees incurred by Buyer.

(2) Seller right to Cancel; Buyer Contract Obligations: Seller, after first delivering to Buyer a NBP, may cancel this Agreement if, by the time specified in this Agreement, Buyer does not take the following action(s): **(i)** Deposit funds as required by paragraph 3A, or 3B or if the funds deposited pursuant to paragraph 3A or 3B are not good when deposited; **(ii)** Deliver a notice of FHA or VA costs or terms as required by paragraph 3D(3) (C.A.R. Form FVA); **(iii)** Deliver a letter as required by paragraph 3J(1); **(iv)** Deliver verification, or a satisfactory verification if Seller reasonably disapproves of the verification already provided, as required by paragraph 3C or 3H; **(v)** In writing assume or accept leases or liens specified in 8B5; **(vi)** Return Statutory and Lead Disclosures as required by paragraph 10A(5); or **(vii)** Sign or initial a separate liquidated damages form for an increased deposit as required by paragraphs 3B and 21B; or **(viii)** Provide evidence of authority to sign in a representative capacity as specified in paragraph 19. In such event, Seller shall authorize the return of Buyer's deposit, except for fees incurred by Buyer.

E. **NOTICE TO BUYER OR SELLER TO PERFORM:** The NBP or NSP shall: **(i)** be in writing; **(ii)** be signed by the applicable Buyer or Seller; and **(iii)** give the other Party at least **2 (or ___) Days** After Delivery (or until the time specified in the applicable paragraph, whichever occurs last) to take the applicable action. A NBP or NSP may not be Delivered any earlier than **2 Days** Prior to the expiration of the applicable time for the other Party to remove a contingency or cancel this Agreement or meet an obligation specified in paragraph 14.

F. **EFFECT OF BUYER'S REMOVAL OF CONTINGENCIES:** If Buyer removes, in writing, any contingency or cancellation rights, unless otherwise specified in writing, Buyer shall conclusively be deemed to have: **(i)** completed all Buyer Investigations, and review of reports and other applicable information and disclosures pertaining to that contingency or cancellation right; **(ii)** elected to proceed with the transaction; and **(iii)** assumed all liability, responsibility and expense for Repairs or corrections pertaining to that contingency or cancellation right, or for the inability to obtain financing.

G. **CLOSE OF ESCROW:** Before Buyer or Seller may cancel this Agreement for failure of the other Party to close escrow pursuant to this Agreement, Buyer or Seller must first Deliver to the other Party a demand to close escrow (C.A.R. Form DCE). The DCE shall: **(i)** be signed by the applicable Buyer or Seller; and **(ii)** give the other Party at least **3 (or _____) Days** After Delivery to close escrow. A DCE may not be Delivered any earlier than **3 Days** Prior to the scheduled close of escrow.

H. **EFFECT OF CANCELLATION ON DEPOSITS:** If Buyer or Seller gives written notice of cancellation pursuant to rights duly exercised under the terms of this Agreement, the Parties agree to Sign mutual instructions to cancel the sale and escrow and release deposits, if any, to the party entitled to the funds, less fees and costs incurred by that party. Fees and costs may be payable to service providers and vendors for services and products provided during escrow. Except as specified below, **release of funds will require mutual Signed release instructions from the Parties, judicial decision or arbitration award.** If either Party fails to execute mutual instructions to cancel escrow, one Party may make a written demand to Escrow Holder for the deposit. (C.A.R. Form BDRD or SDRD). Escrow Holder, upon receipt, shall promptly deliver notice of the demand to the other Party. If, within 10 Days After Escrow Holder's notice, the other Party does not object to the demand, Escrow Holder shall disburse the deposit to the Party making the demand. If Escrow Holder complies with the preceding process, each Party shall be deemed to have released Escrow Holder from any and all claims or liability related to the disbursal of the deposit. Escrow Holder, at its discretion, may nonetheless require mutual cancellation instructions. **A Party may be subject to a civil penalty of up to $1,000 for refusal to sign cancellation instructions if no good faith dispute exists as to who is entitled to the deposited funds (Civil Code §1057.3).**

Buyer's Initials (*DBo*) (______) Seller's Initials (*KK*) (*JYK*)

15. FINAL VERIFICATION OF CONDITION: Buyer shall have the right to make a final verification of the Property within **5 (or ___) Days** Prior to Close Of Escrow, NOT AS A CONTINGENCY OF THE SALE, but solely to confirm: **(i)** the Property is maintained pursuant to paragraph 11; **(ii)** Repairs have been completed as agreed; and **(iii)** Seller has complied with Seller's other obligations under this Agreement (C.A.R. Form VP).

16. REPAIRS: Repairs shall be completed prior to final verification of condition unless otherwise agreed in writing. Repairs to be performed at Seller's expense may be performed by Seller or through others, provided that the work complies with applicable Law, including governmental permit, inspection and approval requirements. Repairs shall be performed in a good, skillful manner with materials of quality and appearance comparable to existing materials. It is understood that exact restoration of appearance or cosmetic items following all Repairs may not be possible. Seller shall: **(i)** obtain invoices and paid receipts for Repairs performed by others; **(ii)** prepare a written statement indicating the Repairs performed by Seller and the date of such Repairs; and **(iii)** provide Copies of invoices and paid receipts and statements to Buyer prior to final verification of condition.

17. PRORATIONS OF PROPERTY TAXES AND OTHER ITEMS: Unless otherwise agreed in writing, the following items shall be PAID CURRENT and prorated between Buyer and Seller as of Close Of Escrow: real property taxes and assessments, interest, rents, HOA regular, special, and emergency dues and assessments imposed prior to Close Of Escrow, premiums on insurance assumed by Buyer, payments on bonds and assessments assumed by Buyer, and payments on Mello-Roos and other Special Assessment District bonds and assessments that are now a lien. The following items shall be assumed by Buyer WITHOUT CREDIT toward the purchase price: prorated payments on Mello-Roos and other Special Assessment District bonds and assessments and HOA special assessments that are now a lien but not yet due. Property will be reassessed upon change of ownership. Any supplemental tax bills shall be paid as follows: **(i)** for periods after Close Of Escrow, by Buyer; and **(ii)** for periods prior to Close Of Escrow, by Seller (see C.A.R. Form SPT or SBSA for further information). TAX BILLS ISSUED AFTER CLOSE OF ESCROW SHALL BE HANDLED DIRECTLY BETWEEN BUYER AND SELLER. Prorations shall be made based on a 30-day month.

18. BROKERS:

A. COMPENSATION: Seller or Buyer, or both, as applicable, agree to pay compensation to Broker as specified in a separate written agreement between Broker and that Seller or Buyer. Compensation is payable upon Close Of Escrow, or if escrow does not close, as otherwise specified in the agreement between Broker and that Seller or Buyer.

B. SCOPE OF DUTY: Buyer and Seller acknowledge and agree that Broker: **(i)** Does not decide what price Buyer should pay or Seller should accept; **(ii)** Does not guarantee the condition of the Property; **(iii)** Does not guarantee the performance, adequacy or completeness of inspections, services, products or repairs provided or made by Seller or others; **(iv)** Does not have an obligation to conduct an inspection of common areas or areas off the site of the Property; **(v)** Shall not be responsible for identifying defects on the Property, in common areas, or offsite unless such defects are visually observable by an inspection of reasonably accessible areas of the Property or are known to Broker; **(vi)** Shall not be responsible for inspecting public records or permits concerning the title or use of Property; **(vii)** Shall not be responsible for identifying the location of boundary lines or other items affecting title; **(viii)** Shall not be responsible for verifying square footage, representations of others or information contained in Investigation reports, Multiple Listing Service, advertisements, flyers or other promotional material; **(ix)** Shall not be responsible for determining the fair market value of the Property or any personal property included in the sale; **(x)** Shall not be responsible for providing legal or tax advice regarding any aspect of a transaction entered into by Buyer or Seller; and **(xi)** Shall not be responsible for providing other advice or information that exceeds the knowledge, education and experience required to perform real estate licensed activity. Buyer and Seller agree to seek legal, tax, insurance, title and other desired assistance from appropriate professionals.

19. REPRESENTATIVE CAPACITY: If one or more Parties is signing this Agreement in a representative capacity and not for him/herself as an individual then that Party shall so indicate in paragraph 31 or 32 and attach a Representative Capacity Signature Disclosure (C.A.R. Form RCSD). Wherever the signature or initials of the representative identified in the RCSD appear on this Agreement or any related documents, it shall be deemed to be in a representative capacity for the entity described and not in an individual capacity, unless otherwise indicated. The Party acting in a representative capacity (i) represents that the entity for which that party is acting already exists and (ii) shall Deliver to the other Party and Escrow Holder, within **3 Days** After Acceptance, evidence of authority to act in that capacity (such as but not limited to: applicable portion of the trust or Certification Of Trust (Probate Code §18100.5), letters testamentary, court order, power of attorney, corporate resolution, or formation documents of the business entity).

20. JOINT ESCROW INSTRUCTIONS TO ESCROW HOLDER:

A. The following paragraphs, or applicable portions thereof, of this Agreement constitute the joint escrow instructions of Buyer and Seller to Escrow Holder, which Escrow Holder is to use along with any related counter offers and addenda, and any additional mutual instructions to close the escrow: paragraphs 1, 3, 4B, 5A, 6, 7, 10C, 13, 14G, 17, 18A, 19, 20, 26, 29, 30, 31, 32 and paragraph D of the section titled Real Estate Brokers on page 10. If a Copy of the separate compensation agreement(s) provided for in paragraph 18A, or paragraph D of the section titled Real Estate Brokers on page 10 is deposited with Escrow Holder by Broker, Escrow Holder shall accept such agreement(s) and pay out from Buyer's or Seller's funds, or both, as applicable, the Broker's compensation provided for in such agreement(s). The terms and conditions of this Agreement not set forth in the specified paragraphs are additional matters for the information of Escrow Holder, but about which Escrow Holder need not be concerned. Buyer and Seller will receive Escrow Holder's general provisions, if any, directly from Escrow Holder and will execute such provisions within the time specified in paragraph 7C(1)(c). To the extent the general provisions are inconsistent or conflict with this Agreement, the general provisions will control as to the duties and obligations of Escrow Holder only. Buyer and Seller will execute additional instructions, documents and forms provided by Escrow Holder that are reasonably necessary to close the escrow and, as directed by Escrow Holder, within **3 (or ___) Days,** shall pay to Escrow Holder or HOA or HOA management company or others any fee required by paragraphs 7, 10 or elsewhere in this Agreement.

B. A Copy of this Agreement including any counter offer(s) and addenda shall be delivered to Escrow Holder within **3 Days** After Acceptance (or ________________________________). Buyer and Seller authorize Escrow Holder to accept and rely on Copies and Signatures as defined in this Agreement as originals, to open escrow and for other purposes of escrow. The validity of this Agreement as between Buyer and Seller is not affected by whether or when Escrow Holder Signs this Agreement. Escrow Holder shall provide Seller's Statement of Information to Title company when received from Seller. If Seller delivers an affidavit to Escrow Holder to satisfy Seller's FIRPTA obligation under paragraph 10C, Escrow Holder shall deliver to Buyer a Qualified Substitute statement that complies with federal Law.

Buyer's Initials (DBo) (______) Seller's Initials (KK) (JYK)

C. Brokers are a party to the escrow for the sole purpose of compensation pursuant to paragraph 18A and paragraph D of the section titled Real Estate Brokers on page 10. Buyer and Seller irrevocably assign to Brokers compensation specified in paragraph 18A, and irrevocably instruct Escrow Holder to disburse those funds to Brokers at Close Of Escrow or pursuant to any other mutually executed cancellation agreement. Compensation instructions can be amended or revoked only with the written consent of Brokers. Buyer and Seller shall release and hold harmless Escrow Holder from any liability resulting from Escrow Holder's payment to Broker(s) of compensation pursuant to this Agreement.

D. Upon receipt, Escrow Holder shall provide Seller and Seller's Broker verification of Buyer's deposit of funds pursuant to paragraph 3A and 3B. Once Escrow Holder becomes aware of any of the following, Escrow Holder shall immediately notify all Brokers: **(i)** if Buyer's initial or any additional deposit or down payment is not made pursuant to this Agreement, or is not good at time of deposit with Escrow Holder; or **(ii)** if Buyer and Seller instruct Escrow Holder to cancel escrow.

E. A Copy of any amendment that affects any paragraph of this Agreement for which Escrow Holder is responsible shall be delivered to Escrow Holder within 3 Days after mutual execution of the amendment.

21. REMEDIES FOR BUYER'S BREACH OF CONTRACT:

A. Any clause added by the Parties specifying a remedy (such as release or forfeiture of deposit or making a deposit non-refundable) for failure of Buyer to complete the purchase in violation of this Agreement shall be deemed invalid unless the clause independently satisfies the statutory liquidated damages requirements set forth in the Civil Code.

B. LIQUIDATED DAMAGES: If Buyer fails to complete this purchase because of Buyer's default, Seller shall retain, as liquidated damages, the deposit actually paid. If the Property is a dwelling with no more than four units, one of which Buyer intends to occupy, then the amount retained shall be no more than 3% of the purchase price. Any excess shall be returned to Buyer. Except as provided in paragraph 14H, release of funds will require mutual, Signed release instructions from both Buyer and Seller, judicial decision or arbitration award. AT THE TIME OF ANY INCREASED DEPOSIT BUYER AND SELLER SHALL SIGN A SEPARATE LIQUIDATED DAMAGES PROVISION INCORPORATING THE INCREASED DEPOSIT AS LIQUIDATED DAMAGES (C.A.R. FORM RID).

Buyer's Initials DBo / ______ Seller's Initials KK / JYK

22. DISPUTE RESOLUTION:

A. MEDIATION: The Parties agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting transaction, before resorting to arbitration or court action through the C.A.R. Real Estate Mediation Center for Consumers (**www.consumermediation.org**) or through any other mediation provider or service mutually agreed to by the Parties. The Parties **also agree to mediate any disputes or claims with Broker(s), who, in writing, agree to such mediation prior to, or within a reasonable time after, the dispute or claim is presented to the Broker.** Mediation fees, if any, shall be divided equally among the Parties involved. If, for any dispute or claim to which this paragraph applies, any Party (i) commences an action without first attempting to resolve the matter through mediation, or (ii) before commencement of an action, refuses to mediate after a request has been made, then that Party shall not be entitled to recover attorney fees, even if they would otherwise be available to that Party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED. **Exclusions from this mediation agreement are specified in paragraph 22C.**

B. ARBITRATION OF DISPUTES:

The Parties agree that any dispute or claim in Law or equity arising between them out of this Agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration. The Parties also agree to arbitrate any disputes or claims with Broker(s), who, in writing, agree to such arbitration prior to, or within a reasonable time after, the dispute or claim is presented to the Broker. The arbitrator shall be a retired judge or justice, or an attorney with at least 5 years of residential real estate Law experience, unless the parties mutually agree to a different arbitrator. The Parties shall have the right to discovery in accordance with Code of Civil Procedure §1283.05. In all other respects, the arbitration shall be conducted in accordance with Title 9 of Part 3 of the Code of Civil Procedure. Judgment upon the award of the arbitrator(s) may be entered into any court having jurisdiction. Enforcement of this agreement to arbitrate shall be governed by the Federal Arbitration Act. Exclusions from this arbitration agreement are specified in paragraph 22C.

"NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."

"WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

Buyer's Initials DBo / ______ Seller's Initials KK / JYK

C. ADDITIONAL MEDIATION AND ARBITRATION TERMS:

(1) EXCLUSIONS: The following matters are excluded from mediation and arbitration: (i) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage or installment land sale contract as defined in Civil Code §2985; (ii) an unlawful detainer action; and (iii) any matter that is within the jurisdiction of a probate, small claims or bankruptcy court.

(2) PRESERVATION OF ACTIONS: The following shall not constitute a waiver nor violation of the mediation and arbitration provisions: (i) the filing of a court action to preserve a statute of limitations; (ii) the filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies; or (iii) the filing of a mechanic's lien.

(3) BROKERS: Brokers shall not be obligated nor compelled to mediate or arbitrate unless they agree to do so in writing. Any Broker(s) participating in mediation or arbitration shall not be deemed a party to this Agreement.

23. SELECTION OF SERVICE PROVIDERS: Brokers do not guarantee the performance of any vendors, service or product providers ("Providers"), whether referred by Broker or selected by Buyer, Seller or other person. Buyer and Seller may select ANY Providers of their own choosing.

24. MULTIPLE LISTING SERVICE ("MLS"): Brokers are authorized to report to the MLS a pending sale and, upon Close Of Escrow, the sales price and other terms of this transaction shall be provided to the MLS to be published and disseminated to persons and entities authorized to use the information on terms approved by the MLS.

25. ATTORNEY FEES: In any action, proceeding, or arbitration between Buyer and Seller arising out of this Agreement, the prevailing Buyer or Seller shall be entitled to reasonable attorney fees and costs from the non-prevailing Buyer or Seller, except as provided in paragraph 22A.

26. ASSIGNMENT: Buyer shall not assign all or any part of Buyer's interest in this Agreement without first having obtained the separate written consent of Seller to a specified assignee. Such consent shall not be unreasonably withheld. Any total or partial assignment shall not relieve Buyer of Buyer's obligations pursuant to this Agreement unless otherwise agreed in writing by Seller. (C.A.R. Form AOAA).

27. EQUAL HOUSING OPPORTUNITY: The Property is sold in compliance with federal, state and local anti-discrimination Laws.

28. TERMS AND CONDITIONS OF OFFER: This is an offer to purchase the Property on the above terms and conditions. The liquidated damages paragraph or the arbitration of disputes paragraph is incorporated in this Agreement if initialed by all Parties or if incorporated by mutual agreement in a counter offer or addendum. If at least one but not all Parties initial, a counter offer is required until agreement is reached. Seller has the right to continue to offer the Property for sale and to accept any other offer at any time prior to notification of Acceptance. The Parties have read and acknowledge receipt of a Copy of the offer and agree to the confirmation of agency relationships. If this offer is accepted and Buyer subsequently defaults, Buyer may be responsible for payment of Brokers' compensation. This Agreement and any supplement, addendum or modification, including any Copy, may be Signed in two or more counterparts, all of which shall constitute one and the same writing.

29. TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES: Time is of the essence. All understandings between the Parties are incorporated in this Agreement. Its terms are intended by the Parties as a final, complete and exclusive expression of their Agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. If any provision of this Agreement is held to be ineffective or invalid, the remaining provisions will nevertheless be given full force and effect. Except as otherwise specified, this Agreement shall be interpreted and disputes shall be resolved in accordance with the Laws of the State of California. **Neither this Agreement nor any provision in it may be extended, amended, modified, altered or changed, except in writing Signed by Buyer and Seller.**

30. DEFINITIONS: As used in this Agreement:

A. **"Acceptance"** means the time the offer or final counter offer is accepted in writing by a Party and is delivered to and personally received by the other Party or that Party's authorized agent in accordance with the terms of this offer or a final counter offer.

B. **"Agreement"** means this document and any counter offers and any incorporated addenda, collectively forming the binding agreement between the Parties. Addenda are incorporated only when Signed by all Parties.

C. **"C.A.R. Form"** means the most current version of the specific form referenced or another comparable form agreed to by the parties.

D. **"Close Of Escrow"**, including "COE", means the date the grant deed, or other evidence of transfer of title, is recorded.

E. **"Copy"** means copy by any means including photocopy, NCR, facsimile and electronic.

F. **"Days"** means calendar days. However, after Acceptance, the last **Day** for performance of any act required by this Agreement (including Close Of Escrow) shall not include any Saturday, Sunday, or legal holiday and shall instead be the next Day.

G. **"Days After"** means the specified number of calendar days after the occurrence of the event specified, not counting the calendar date on which the specified event occurs, and ending at 11:59 PM on the final day.

H. **"Days Prior"** means the specified number of calendar days before the occurrence of the event specified, not counting the calendar date on which the specified event is scheduled to occur.

I. **"Deliver"**, **"Delivered"** or **"Delivery"**, unless otherwise specified in writing, means and shall be effective upon: personal receipt by Buyer or Seller or the individual Real Estate Licensee for that principal as specified in the section titled Real Estate Brokers on page 10, regardless of the method used (i.e., messenger, mail, email, fax, other).

J. **"Electronic Copy" or "Electronic Signature"** means, as applicable, an electronic copy or signature complying with California Law. Buyer and Seller agree that electronic means will not be used by either Party to modify or alter the content or integrity of this Agreement without the knowledge and consent of the other Party.

K. **"Law"** means any law, code, statute, ordinance, regulation, rule or order, which is adopted by a controlling city, county, state or federal legislative, judicial or executive body or agency.

L. **"Repairs"** means any repairs (including pest control), alterations, replacements, modifications or retrofitting of the Property provided for under this Agreement.

M. **"Signed"** means either a handwritten or electronic signature on an original document, Copy or any counterpart.

31. EXPIRATION OF OFFER: This offer shall be deemed revoked and the deposit, if any, shall be returned to Buyer unless the offer is Signed by Seller and a Copy of the Signed offer is personally received by Buyer, or by ______________________, who is authorized to receive it, by 5:00 PM on the third Day after this offer is signed by Buyer (or by ☐ ______________ ☐ AM/ ☐ PM, on ______________ (date)).

☐ One or more Buyers is signing this Agreement in a representative capacity and not for him/herself as an individual. See attached Representative Capacity Signature Disclosure (C.A.R. Form RCSD-B) for additional terms.

Date 06/28/2021 BUYER *David Behrend or his personal LLC*

(Print name) *David Behrend or his personal LLC*

Date ______________ BUYER ______________________________

(Print name) ______________________________

☐ Additional Signature Addendum attached (C.A.R. Form ASA).

Seller's Initials (*KK*) (*JYK*)

32. **ACCEPTANCE OF OFFER:** Seller warrants that Seller is the owner of the Property, or has the authority to execute this Agreement. Seller accepts the above offer, and agrees to sell the Property on the above terms and conditions. Seller has read and acknowledges receipt of a Copy of this Agreement, and authorizes Broker to Deliver a Signed Copy to Buyer.

☒ (If checked) SELLER'S ACCEPTANCE IS **SUBJECT TO ATTACHED COUNTER OFFER (C.A.R. Form SCO or SMCO) DATED:** ____________

☐ One or more Sellers is signing this Agreement in a representative capacity and not for him/herself as an individual. See attached Representative Capacity Signature Disclosure (C.A.R. Form RCSD-S) for additional terms.

Date ________ SELLER *Ku Kang*
(Print name) ________ 6/28/2021 6:26:38 PM PDT
Date ________ SELLER *Joo Young Kang*
(Print name) ________ 6/28/2021 6:28:49 PM PDT

☐ Additional Signature Addendum attached (C.A.R. Form ASA).

(_____ / _____) (Initials) **(Do not initial if making a counter offer.) CONFIRMATION OF ACCEPTANCE:** A Copy of Signed Acceptance was personally received by Buyer or Buyer's authorized agent on (date) ____________ at ________ ☐ AM/ ☐ PM. **A binding Agreement is created when a Copy of Signed Acceptance is personally received by Buyer or Buyer's authorized agent whether or not confirmed in this document. Completion of this confirmation is not legally required in order to create a binding Agreement; it is solely intended to evidence the date that Confirmation of Acceptance has occurred.**

REAL ESTATE BROKERS:

A. **Real Estate Brokers are not parties to the Agreement between Buyer and Seller.**
B. **Agency relationships are confirmed as stated in paragraph 2.**
C. If specified in paragraph 3A(2), Agent who submitted the offer for Buyer acknowledges receipt of deposit.
D. **COOPERATING (BUYER'S) BROKER COMPENSATION:** Seller's Broker agrees to pay Buyer's Broker and Buyer's Broker agrees to accept, out of Seller's Broker's proceeds in escrow, the amount specified in the MLS, provided Buyer's Broker is a Participant of the MLS in which the Property is offered for sale or a reciprocal MLS. If Seller's Broker and Buyer's Broker are not both Participants of the MLS, or a reciprocal MLS, in which the Property is offered for sale, then compensation must be specified in a separate written agreement (C.A.R. Form CBC). Declaration of License and Tax (C.A.R. Form DLT) may be used to document that tax reporting will be required or that an exemption exists.
E. **PRESENTATION OF OFFER:** Pursuant to Standard of Practice 1-7, if Buyer's Broker makes a written request, Seller's Broker shall confirm in writing that this offer has been presented to Seller.

Buyer's Brokerage Firm *Condon Realty Group* DRE Lic. # *00676270*
By ________ *DAVID CONDON* DRE Lic. # ________ Date ________
By ________ DRE Lic. # ________ Date ________
Address *1258 Franklin Street* City *Santa Monica* State *CA* Zip *90404*
Telephone ________ Fax ________ E-mail ________

Seller's Brokerage Firm *First Team Real Estate* DRE Lic. # *01008773*
By *Jimmy Kim* *Jimmy Kim* DRE Lic. # *01772862* Date ________
By 6/28/2021 7:01:53 PM PDT DRE Lic. # ________ Date ________
Address *4040 Barranca, Suite 100* City *Irvine* State *CA* Zip *92604*
Telephone *(714)349-1010* Fax *(949)857-6403* E-mail *jimmy@jimmykimrealestate.com*

ESCROW HOLDER ACKNOWLEDGMENT:

Escrow Holder acknowledges receipt of a Copy of this Agreement, (if checked, ☒ a deposit in the amount of $ 21,750.00), counter offer numbers ____________ ☐ Seller's Statement of Information and ____________, and agrees to act as Escrow Holder subject to paragraph 20 of this Agreement, any supplemental escrow instructions and the terms of Escrow Holder's general provisions.

Escrow Holder is advised that the date of Confirmation of Acceptance of the Agreement as between Buyer and Seller is 6-29-21

Escrow Holder Unity Escrow, Inc. Escrow # 886951-NK
By Nancy Kim Date 7-2-21
Address 3600 Wilshire Bl. #900, LA CA 90010
Phone/Fax/E-mail nancy@unityescrowinc.net
Escrow Holder has the following license number # 963-1849
☒ Department of Financial Protection and Innovation, ☐ Department of Insurance, ☐ Department of Real Estate.

PRESENTATION OF OFFER: (________) Seller's Broker presented this offer to Seller on ____________ (date).
Broker or Designee Initials

REJECTION OF OFFER: (______) (______) No counter offer is being made. This offer was rejected by Seller on ____________ (date).
Seller's Initials

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the CALIFORNIA ASSOCIATION OF REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Buyer Acknowledges that page 10 is part of this Agreement (DBo) (______)
Buyer's Initials

CALIFORNIA ASSOCIATION OF REALTORS®

BUYER'S INSPECTION ADVISORY

(C.A.R. Form BIA, Revised 11/14)

Property Address *1284 W 38th ST, LOS ANGELES, CA 90037*

1. **IMPORTANCE OF PROPERTY INVESTIGATION:** The physical condition of the land and improvements being purchased is not guaranteed by either Seller or Brokers. You have an affirmative duty to exercise reasonable care to protect yourself, including discovery of the legal, practical and technical implications of disclosed facts, and the investigation and verification of information and facts that you know or that are within your diligent attention and observation. A general physical inspection typically does not cover all aspects of the Property nor items affecting the Property that are not physically located on the Property. If the professionals recommend further investigations, including a recommendation by a pest control operator to inspect inaccessible areas of the Property, you should contact qualified experts to conduct such additional investigations.

2. **BROKER OBLIGATIONS:** Brokers do not have expertise in all areas and therefore cannot advise you on many items, such as those listed below. If Broker gives you referrals to professionals, Broker does not guarantee their performance.

3. **YOU ARE STRONGLY ADVISED TO INVESTIGATE THE CONDITION AND SUITABILITY OF ALL ASPECTS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO THE FOLLOWING. IF YOU DO NOT DO SO, YOU ARE ACTING AGAINST THE ADVICE OF BROKERS.**

A. **GENERAL CONDITION OF THE PROPERTY, ITS SYSTEMS AND COMPONENTS:** Foundation, roof (condition, age, leaks, useful life), plumbing, heating, air conditioning, electrical, mechanical, security, pool/spa (cracks, leaks, operation), other structural and nonstructural systems and components, fixtures, built-in appliances, any personal property included in the sale, and energy efficiency of the Property.

B. **SQUARE FOOTAGE, AGE, BOUNDARIES:** Square footage, room dimensions, lot size, age of improvements and boundaries. Any numerical statements regarding these items are APPROXIMATIONS ONLY and have not been verified by Seller and cannot be verified by Brokers. Fences, hedges, walls, retaining walls and other barriers or markers do not necessarily identify true Property boundaries.

C. **WOOD DESTROYING PESTS:** Presence of, or conditions likely to lead to the presence of wood destroying pests and organisms.

D. **SOIL STABILITY:** Existence of fill or compacted soil, expansive or contracting soil, susceptibility to slippage, settling or movement, and the adequacy of drainage.

E. **WATER AND UTILITIES; WELL SYSTEMS AND COMPONENTS; WASTE DISPOSAL:** Water and utility availability, use restrictions and costs. Water quality, adequacy, condition, and performance of well systems and components. The type, size, adequacy, capacity and condition of sewer and septic systems and components, connection to sewer, and applicable fees.

F. **ENVIRONMENTAL HAZARDS:** Potential environmental hazards, including, but not limited to, asbestos, lead-based paint and other lead contamination, radon, methane, other gases, fuel oil or chemical storage tanks, contaminated soil or water, hazardous waste, waste disposal sites, electromagnetic fields, nuclear sources, and other substances, materials, products, or conditions (including mold (airborne, toxic or otherwise), fungus or similar contaminants).

G. **EARTHQUAKES AND FLOODING:** Susceptibility of the Property to earthquake/seismic hazards and propensity of the Property to flood.

H. **FIRE, HAZARD AND OTHER INSURANCE:** The availability and cost of necessary or desired insurance may vary. The location of the Property in a seismic, flood or fire hazard zone, and other conditions, such as the age of the Property and the claims history of the Property and Buyer, may affect the availability and need for certain types of insurance. Buyer should explore insurance options early as this information may affect other decisions, including the removal of loan and inspection contingencies.

I. **BUILDING PERMITS, ZONING AND GOVERNMENTAL REQUIREMENTS:** Permits, inspections, certificates, zoning, other governmental limitations, restrictions, and requirements affecting the current or future use of the Property, its development or size.

J. **RENTAL PROPERTY RESTRICTIONS:** Some cities and counties impose restrictions that limit the amount of rent that can be charged, the maximum number of occupants, and the right of a landlord to terminate a tenancy. Deadbolt or other locks and security systems for doors and windows, including window bars, should be examined to determine whether they satisfy legal requirements.

K. **SECURITY AND SAFETY:** State and local Law may require the installation of barriers, access alarms, self-latching mechanisms and/or other measures to decrease the risk to children and other persons of existing swimming pools and hot tubs, as well as various fire safety and other measures concerning other features of the Property.

L. **NEIGHBORHOOD, AREA, SUBDIVISION CONDITIONS; PERSONAL FACTORS:** Neighborhood or area conditions, including schools, law enforcement, crime statistics, registered felons or offenders, fire protection, other government services, availability, adequacy and cost of internet connections or other technology services and installations, commercial, industrial or agricultural activities, existing and proposed transportation, construction and development that may affect noise, view, or traffic, airport noise, noise or odor from any source, wild and domestic animals, other nuisances, hazards, or circumstances, protected species, wetland properties, botanical diseases, historic or other governmentally protected sites or improvements, cemeteries, facilities and condition of common areas of common interest subdivisions, and possible lack of compliance with any governing documents or Homeowners' Association requirements, conditions and influences of significance to certain cultures and/or religions, and personal needs, requirements and preferences of Buyer.

By signing below, Buyers acknowledge that they have read, understand, accept and have received a Copy of this Advisory. Buyers are encouraged to read it carefully.

Buyer *David Behrend or his personal LLC* 06/28/2021 Buyer ____________________

David Behrend or his personal LLC

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

CALIFORNIA CONSUMER PRIVACY ACT ADVISORY

(C.A.R. Form CCPA, 12/19)

As of January 1, 2020, the California Consumer Privacy Act (commencing with Civil Code § 1798.100) ("CCPA") grants to California residents certain rights in their private, personal information that is collected by companies with whom they do business. Under the CCPA, "personal information" is defined broadly to encompass non-public records information that could reasonably be linked directly or indirectly to you, including, potentially, photographs of or sales information about your property. Some of your personal information will be collected and likely shared with others during the process of buying and selling real estate. Depending on the situation, you may have the right to "opt out" or stop the transfer of your personal information to others and request that certain businesses delete your personal information altogether. Not all businesses you interact with are required to comply with the law, primarily just those who meet the criteria of a covered "Business" as set forth in Section 1798.140 (c)]. For more information, you may ask your Broker for a copy of the C.A.R. Legal Q&A on the subject.

A real estate broker is likely to submit personal information to a Multiple Listing Service ("MLS") in order to help find a buyer for a seller's property. Through the MLS, the information is made available to real estate brokers and salespeople, and others. Even after a sale is complete, the MLS distributes sales information to the real estate community. Brokers, agents and MLSs may also share your personal information with others who post the personal information on websites or elsewhere, or otherwise use it. Thus, there are various service providers and companies in a real estate transaction who may be engaged in using or sharing data involving your personal information.

If your broker is a covered Business, it should have a privacy policy explaining your rights on its website and giving you an opportunity to request that personal information not be shared, used and even deleted. Even if your real estate brokerage is a covered Business, it needs, and is allowed, to keep your information to effectuate a sale and, by law, is required to maintain such information for three years to comply with regulatory requirements. Not all brokers are covered Businesses, however, and those that are not, do not have to comply with the CCPA.

Similarly, most MLSs will not be considered a covered Business. Instead, the MLS may be considered a Third Party in the event a covered Business (ex: brokerages, real estate listing aggregation or advertising internet sites or other outlets who meet the criteria of covered Businesses) exchanges personal information with the MLS. You do not have the right under the CCPA to require a Third Party to delete your personal information. And like real estate brokerages, even if an MLS is a covered Business, MLSs are also required by law to retain and make accessible in its computer system any and all listing and other information for three years.

Whether an MLS is a covered Business or a Third Party, you have a right to be notified about the sharing of your personal information and your right to contact a covered Business to opt out of your personal information being used, or shared with Third Parties. Since the MLSs and/or other entities receiving your personal information do not have direct contact with buyers and sellers and also may not be aware of which entities exchanging personal information are covered Businesses, this form is being used to notify you of your rights under the CCPA and your ability to direct requests to covered Businesses not to share personal information with Third Parties. One way to limit access to your personal information, is to inform your broker or salesperson you want to opt-out of the MLS, and if so, you will be asked to sign a document (Form SELM) confirming your request to keep your listing off the MLS. However, if you do so, it may be more difficult to sell your property or obtain the highest price for it because your property will not be exposed to the greatest number of real estate licensees and others.

I/we acknowledge receipt of a copy of this California Consumer Privacy Act Advisory.

Buyer/Seller/Landlord/Tenant *David Behrend or his personal LLC* Date 06/28/2021

David Behrend or his personal LLC

Buyer/Seller/Landlord/Tenant ______________________ Date __________

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the CALIFORNIA ASSOCIATION OF REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

DISCLOSURE REGARDING REAL ESTATE AGENCY RELATIONSHIP

(Buyer's Brokerage Firm to Buyer)
(As required by the Civil Code)
(C.A.R. Form AD, Revised 12/18)

☐ (If checked) This form is being provided in connection with a transaction for a leasehold interest exceeding one year as per Civil Code section 2079.13(j), (k) and (l).

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction.

SELLER'S AGENT

A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or a subagent of that agent has the following affirmative obligations:

To the Seller: A Fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Seller.

To the Buyer and the Seller:

(a) Diligent exercise of reasonable skill and care in performance of the agent's duties.
(b) A duty of honest and fair dealing and good faith.
(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties. An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

BUYER'S AGENT

A Buyer's agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations:

To the Buyer: A fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Buyer.

To the Buyer and the Seller:

(a) Diligent exercise of reasonable skill and care in performance of the agent's duties.
(b) A duty of honest and fair dealing and good faith.
(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties. An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

AGENT REPRESENTING BOTH SELLER AND BUYER

A real estate agent, either acting directly or through one or more salespersons and broker associates, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer.

In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer:

(a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either the Seller or the Buyer.
(b) Other duties to the Seller and the Buyer as stated above in their respective sections.

In representing both Seller and Buyer, a dual agent may not, without the express permission of the respective party, disclose to the other party confidential information, including, but not limited to, facts relating to either the Buyer's or Seller's financial position, motivations, bargaining position, or other personal information that may impact price, including the Seller's willingness to accept a price less than the listing price or the Buyer's willingness to pay a price greater than the price offered.

SELLER AND BUYER RESPONSIBILITIES

Either the purchase agreement or a separate document will contain a confirmation of which agent is representing you and whether that agent is representing you exclusively in the transaction or acting as dual agent. Please pay attention to that confirmation to make sure it accurately reflects your understanding of your agent's role.

The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect his or her own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

If you are a Buyer, you have the duty to exercise reasonable care to protect yourself, including as to those facts about the property which are known to you or within your diligent attention and observation.

Both Sellers and Buyers should strongly consider obtaining tax advice from a competent professional because the federal and state tax consequences of a transaction can be complex and subject to change.

Throughout your real property transaction you may receive more than one disclosure form, depending upon the number of agents assisting in the transaction. The law requires each agent with whom you have more than a casual relationship to present you with this disclosure form. You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction. **This disclosure form includes the provisions of Sections 2079.13 to 2079.24, inclusive, of the Civil Code set forth on page 2. Read it carefully. I/WE ACKNOWLEDGE RECEIPT OF A COPY OF THIS DISCLOSURE AND THE PORTIONS OF THE CIVIL CODE PRINTED ON THE BACK (OR A SEPARATE PAGE).**

☐ Buyer ☐ Seller ☐ Landlord ☐ Tenant *David Behrend or his personal LLC* Date 06/28/2021
David Behrend or his personal LLC
6/28/2021 3:02:15 PM PDT

☐ Buyer ☐ Seller ☐ Landlord ☐ Tenant ______ Date ______

Agent *Condon Realty Group* DRE Lic. # *00676270*
Real Estate Broker (Firm)

By ______ DRE Lic. # ______ Date ______
(Salesperson or Broker-Associate, if any) ***DAVID CONDON***

CIVIL CODE SECTIONS 2079.13 – 2079.24 (2079.16 APPEARS ON THE FRONT)

2079.13. As used in Sections 2079.7 and 2079.14 to 2079.24, inclusive, the following terms have the following meanings:
(a) "Agent" means a person acting under provisions of Title 9 (commencing with Section 2295) in a real property transaction, and includes a person who is licensed as a real estate broker under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code, and under whose license a listing is executed or an offer to purchase is obtained. The agent in the real property transaction bears responsibility for that agent's salespersons or broker associates who perform as agents of the agent. When a salesperson or broker associate owes a duty to any principal, or to any buyer or seller who is not a principal, in a real property transaction, that duty is equivalent to the duty owed to that party by the broker for whom the salesperson or broker associate functions. **(b)** "Buyer" means a transferee in a real property transaction, and includes a person who executes an offer to purchase real property from a seller through an agent, or who seeks the services of an agent in more than a casual, transitory, or preliminary manner, with the object of entering into a real property transaction. "Buyer" includes vendee or lessee of real property. (c) "Commercial real property" means all real property in the state, except (1) single-family residential real property, (2) dwelling units made subject to Chapter 2 (commencing with Section 1940) of Title 5, (3) a mobilehome, as defined in Section 798.3, (4) vacant land, or (5) a recreational vehicle, as defined in Section 799.29. **(d)** "Dual agent" means an agent acting, either directly or through a salesperson or broker associate, as agent for both the seller and the buyer in a real property transaction. **(e)** "Listing agreement" means a written contract between a seller of real property and an agent, by which the agent has been authorized to sell the real property or to find or obtain a buyer, including rendering other services for which a real estate license is required to the seller pursuant to the terms of the agreement. **(f)** "Seller's agent" means a person who has obtained a listing of real property to act as an agent for compensation.**(g)** "Listing price" is the amount expressed in dollars specified in the listing for which the seller is willing to sell the real property through the seller's agent. **(h)** "Offering price" is the amount expressed in dollars specified in an offer to purchase for which the buyer is willing to buy the real property. **(i)** "Offer to purchase" means a written contract executed by a buyer acting through a buyer's agent that becomes the contract for the sale of the real property upon acceptance by the seller. **(j)** "Real property" means any estate specified by subdivision (1) or (2) of Section 761 in property, and includes (1) single-family residential property, (2) multiunit residential property with more than four dwelling units, (3) commercial real property, (4) vacant land, (5) a ground lease coupled with improvements, or (6) a manufactured home as defined in Section 18007 of the Health and Safety Code, or a mobilehome as defined in Section 18008 of the Health and Safety Code, when offered for sale or sold through an agent pursuant to the authority contained in Section 10131.6 of the Business and Professions Code. **(k)** "Real property transaction" means a transaction for the sale of real property in which an agent is retained by a buyer, seller, or both a buyer and seller to act in that transaction, and includes a listing or an offer to purchase. **(l)** "Sell," "sale," or "sold" refers to a transaction for the transfer of real property from the seller to the buyer and includes exchanges of real property between the seller and buyer, transactions for the creation of a real property sales contract within the meaning of Section 2985, and transactions for the creation of a leasehold exceeding one year's duration. **(m)** "Seller" means the transferor in a real property transaction and includes an owner who lists real property with an agent, whether or not a transfer results, or who receives an offer to purchase real property of which he or she is the owner from an agent on behalf of another. "Seller" includes both a vendor and a lessor of real property. **(n)** "Buyer's agent" means an agent who represents a buyer in a real property transaction.

2079.14. A seller's agent and buyer's agent shall provide the seller and buyer in a real property transaction with a copy of the disclosure form specified in Section 2079.16, and shall obtain a signed acknowledgment of receipt from that seller and buyer, except as provided in Section 2079.15, as follows: **(a)** The seller's agent, if any, shall provide the disclosure form to the seller prior to entering into the listing agreement. **(b)** The buyer's agent shall provide the disclosure form to the buyer as soon as practicable prior to execution of the buyer's offer to purchase. If the offer to purchase is not prepared by the buyer's agent, the buyer's agent shall present the disclosure form to the buyer not later than the next business day after receiving the offer to purchase from the buyer.

2079.15. In any circumstance in which the seller or buyer refuses to sign an acknowledgment of receipt pursuant to Section 2079.14, the agent shall set forth, sign, and date a written declaration of the facts of the refusal.

2079.16 Reproduced on Page 1 of this AD form.

2079.17(a) As soon as practicable, the buyer's agent shall disclose to the buyer and seller whether the agent is acting in the real property transaction as the buyer's agent, or as a dual agent representing both the buyer and the seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller, the buyer, and the buyer's agent prior to or coincident with execution of that contract by the buyer and the seller, respectively. **(b)** As soon as practicable, the seller's agent shall disclose to the seller whether the seller's agent is acting in the real property transaction as the seller's agent, or as a dual agent representing both the buyer and seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller and the seller's agent prior to or coincident with the execution of that contract by the seller.

CONFIRMATION: The following agency relationships are confirmed for this transaction:

Seller's Brokerage Firm DO NOT COMPLETE. SAMPLE ONLY License Number ______
Is the broker of (check one): ☐ the seller; or ☐ both the buyer and seller. (dual agent)
Seller's Agent DO NOT COMPLETE. SAMPLE ONLY License Number ______
Is (check one): ☐ the Seller's Agent. (salesperson or broker associate) ☐ both the Buyer's and Seller's Agent. (dual agent)
Buyer's Brokerage Firm DO NOT COMPLETE. SAMPLE ONLY License Number ______
Is the broker of (check one): ☐ the buyer; or ☐ both the buyer and seller. (dual agent)
Buyer's Agent DO NOT COMPLETE. SAMPLE ONLY License Number ______
Is (check one): ☐ the Buyer's Agent. (salesperson or broker associate) ☐ both the Buyer's and Seller's Agent. (dual agent)

(d) The disclosures and confirmation required by this section shall be in addition to the disclosure required by Section 2079.14. An agent's duty to provide disclosure and confirmation of representation in this section may be performed by a real estate salesperson or broker associate affiliated with that broker.

2079.18 (Repealed pursuant to AB-1289)

2079.19 The payment of compensation or the obligation to pay compensation to an agent by the seller or buyer is not necessarily determinative of a particular agency relationship between an agent and the seller or buyer. A listing agent and a selling agent may agree to share any compensation or commission paid, or any right to any compensation or commission for which an obligation arises as the result of a real estate transaction, and the terms of any such agreement shall not necessarily be determinative of a particular relationship.

2079.20 Nothing in this article prevents an agent from selecting, as a condition of the agent's employment, a specific form of agency relationship not specifically prohibited by this article if the requirements of Section 2079.14 and Section 2079.17 are complied with.

2079.21 (a) A dual agent may not, without the express permission of the seller, disclose to the buyer any confidential information obtained from the seller. **(b)** A dual agent may not, without the express permission of the buyer, disclose to the seller any confidential information obtained from the buyer. **(c)** "Confidential information" means facts relating to the client's financial position, motivations, bargaining position, or other personal information that may impact price, such as the seller is willing to accept a price less than the listing price or the buyer is willing to pay a price greater than the price offered. **(d)** This section does not alter in any way the duty or responsibility of a dual agent to any principal with respect to confidential information other than price.

2079.22 Nothing in this article precludes a seller's agent from also being a buyer's agent. If a seller or buyer in a transaction chooses to not be represented by an agent, that does not, of itself, make that agent a dual agent.

2079.23 A contract between the principal and agent may be modified or altered to change the agency relationship at any time before the performance of the act which is the object of the agency with the written consent of the parties to the agency relationship.

2079.24 Nothing in this article shall be construed to either diminish the duty of disclosure owed buyers and sellers by agents and their associate licensees, subagents, and employees or to relieve agents and their associate licensees, subagents, and employees from liability for their conduct in connection with acts governed by this article or for any breach of a fiduciary duty or a duty of disclosure.

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

FAIR HOUSING & DISCRIMINATION ADVISORY

(C.A.R. Form FHDA, 10/20)

1. **EQUAL ACCESS TO HOUSING FOR ALL:** All housing in California is available to all persons. Discrimination as noted below is prohibited by law. Resources are available for those who have experienced unequal treatment under the law.
2. **FEDERAL AND STATE LAWS PROHIBIT DISCRIMINATION AGAINST IDENTIFIED PROTECTED CLASSES:**
   A. FEDERAL FAIR HOUSING ACT ("FHA") Title VIII of the Civil Rights Act; 42 U.S.C. §§ 3601-3619; Prohibits discrimination in sales, rental or financing of residential housing against persons in protected classes;
   B. CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT ("FEHA") California Government Code ("GC") §§12900-12996,12955; 2 California Code of Regulations ("CCR") §§12005-12271; Prohibits discrimination in sales, rental or financing of housing opportunity against persons in protected classes by providers of housing accommodation and financial assistance services as related to housing;
   C. CALIFORNIA UNRUH CIVIL RIGHTS ACT ("Unruh") California Civil Code ("CC") §51; Prohibits business establishments from discriminating against, and requires full and equal accommodation, advantages, facilities, privileges, and services to persons in protected classes;
   D. AMERICANS WITH DISABILITIES ACT ("ADA") 42 U.S.C. §§12181-12189; Title III of the ADA prohibits discrimination based on disability in public accommodations; and
   E. OTHER FAIR HOUSING LAWS: Section 504 of Rehabilitation Act of 1973 29 U.S.C. §794; Ralph Civil Rights Act CC §51.7.; California Disabled Persons Act; CC §§54-55.32; any local city or county fair housing ordinances, as applicable.
3. **POTENTIAL LEGAL REMEDIES FOR UNLAWFUL DISCRIMINATION: Violations of fair housing laws may result in monetary civil fines, injunctive relief, compensatory and/or punitive damages, and attorney fees and costs.**
4. **PROTECTED CLASSES/CHARACTERISTICS:** Whether specified in Federal or State law or both, discrimination against persons if based on that person's belonging to, association with, or perceived membership to, any of the following classes or categories is prohibited.

Race	Color	Ancestry	National Origin	Religion
Sex	Sexual Orientation	Gender	Gender Identity	Gender Expression
Marital Status	Familial Status (family with a child or children under 18)	Source of Income (e.g., Section 8 Voucher)	Disability (Mental & Physical)	Medical Condition
Citizenship	Primary Language	Immigration Status	Military/Veteran Status	Age
Criminal History (non-relevant convictions)			Any arbitrary characteristic	

5. **THE CALIFORNIA DEPARTMENT OF REAL ESTATE REQUIRES TRAINING AND SUPERVISION TO PREVENT HOUSING DISCRIMINATION BY REAL ESTATE LICENSEES:**
   A. California Business & Professions Code ("B&PC") §10170.5(a)(4) requires 3 hours of training on fair housing for DRE license renewal; Real Estate Regulation §2725(f) requires brokers who oversee salespersons to be familiar with the requirements of federal and state laws relating to the prohibition of discrimination.
   B. Violation of DRE regulations or real estate laws against housing discrimination by a real estate licensee may result in the loss or suspension of the licensee's real estate license. B&PC §10177(l)(1); 10 CCR §2780
6. **REALTOR® ORGANIZATIONS PROHIBIT DISCRIMINATION**: NAR Code of Ethics Article 10 prohibits discrimination in employment practices or in rendering real estate license services against any person because of race, color, religion, sex, handicap, familial status, national origin, sexual orientation, or gender identity by REALTORS®.
7. **WHO IS REQUIRED TO COMPLY WITH FAIR HOUSING LAWS?**
   Below is a non-exclusive list of providers of housing accommodations or financial assistance services as related to housing who are most likely to be encountered in a housing transaction and who must comply with fair housing laws.
   - Sellers
   - Real estate licensees
   - Mobilehome parks
   - Insurance companies
   - Landlords
   - Real estate brokerage firms
   - Homeowners Associations ("HOAs");
   - Government housing services
   - Sublessors
   - Property managers
   - Banks and Mortgage lenders
8. **EXAMPLES OF CONDUCT THAT MAY NOT BE MOTIVATED BY DISCRIMINATORY INTENT BUT COULD HAVE A DISCRIMINATORY EFFECT:**
   A. Prior to acceptance of an offer, asking for or offering buyer personal information or letters from the buyer, especially with photos. Those types of documents may inadvertently reveal, or be perceived as revealing, protected status information thereby increasing the risk of **(i)** actual or unconscious bias, and **(ii)** potential legal claims against sellers and others by prospective buyers whose offers were rejected.
   B. Refusing to rent **(i)** an upper level unit to an elderly tenant out of concern for the tenant's ability to navigate stairs or **(ii)** a house with a pool to a person with young children out of concern for the children's safety.
9. **EXAMPLES OF UNLAWFUL OR IMPROPER CONDUCT BASED ON A PROTECTED CLASS OR CHARACTERISTIC:**
   A. Refusing to negotiate for a sale, rental or financing or otherwise make a housing opportunity unavailable; failing to present offers due to a person's protected status;
   B. Refusing or failing to show, rent, sell or finance housing; "channeling" or "steering" a prospective buyer or tenant to or away from a particular area due to that person's protected status or because of the racial, religious or ethnic composition of the neighborhood;
   C. "Blockbusting" or causing "panic selling" by inducing a listing, sale or rental based on the grounds of loss of value of property, increase in crime, or decline in school quality due to the entry or prospective entry of people in protected categories into the neighborhood;
   D. Making any statement or advertisement that indicates any preference, limitation, or discrimination;

E. Inquiring about protected characteristics (such as asking tenant applicants if they are married, or prospective purchasers if they have children or are planning to start a family);
F. Using criminal history information before otherwise affirming eligibility, and without a legally sufficient justification;
G. Failing to assess financial standards based on the portion of the income responsible by a tenant who receives government subsidies (such as basing an otherwise neutral rent to income ratio on the whole rent rather than just the part of rent that is the tenant's responsibility);
H. Denying a home loan or homeowner's insurance;
I. Offering inferior terms, conditions, privileges, facilities or services;
J. Using different qualification criteria or procedures for sale or rental of housing such as income standards, application requirements, application fees, credit analyses, sale or rental approval procedures or other requirements;
K. Harassing a person;
L. Taking an adverse action based on protected characteristics;
M. Refusing to permit a reasonable modification to the premises, as requested by a person with a disability (such as refusing to allow a wheel chair bound tenant to install, at their expense, a ramp over front or rear steps, or refusing to allow a physically disabled tenant from installing, at their own expense, grab bars in a shower or bathtub);
N. Refusing to make reasonable accommodation in policies, rules, practices, or services for a person with a disability (such as the following, if an actual or prospective tenant with a disability has a service animal or support animal):
   (i) Failing to allow that person to keep the service animal or emotional support animal in rental property,
   (ii) Charging that person higher rent or increased security deposit, or
   (iii) Failing to show rental or sale property to that person who is accompanied by the service animal or support animal, and;
O. Retaliating for asserting rights under fair housing laws.

10. EXAMPLES OF POSITIVE PRACTICES:

A. Real estate licensees working with buyers or tenants should apply the same objective property selection criteria, such as location/neighborhood, property features, and price range and other considerations, to all prospects.
B. Real estate licensees should provide complete and objective information to all clients based on the client's selection criteria.
C. Real estate licensees should provide the same professional courtesy in responding to inquiries, sharing of information and offers of assistance to all clients and prospects.
D. Housing providers should not make any statement or advertisement that directly or indirectly implies preference, limitation, or discrimination regarding any protected characteristic (such as "no children" or "English-speakers only").
E. Housing providers should use a selection process relying on objective information about a prospective buyer's offer or tenant's application and not seek any information that may disclose any protected characteristics (such as using a summary document, e.g. C.A.R. Form SUM-MO, to compare multiple offers on objective terms).

11. FAIR HOUSING RESOURCES: If you have questions about your obligations or rights under the Fair Housing laws, or you think you have been discriminated against, you may want to contact one or more of the sources listed below to discuss what you can do about it, and whether the resource is able to assist you.

A. Federal: **https://www.hud.gov/program_offices/fair_housing_equal_opp**
B. State: **https://www.dfeh.ca.gov/housing/**
C. Local: local Fair Housing Council office (non-profit, free service)
D. DRE: **https://www.dre.ca.gov/Consumers/FileComplaint.html**
E. Local Association of REALTORS®. List available at: **https://www.car.org/en/contactus/rosters/localassociationroster**.
F. Any qualified California fair housing attorney, or if applicable, landlord-tenant attorney.

12. LIMITED EXCEPTIONS TO FAIR HOUSING REQUIREMENTS: No person should rely on any exception below without first seeking legal advice about whether the exception applies to their situation. Real estate licensees are not qualified to provide advice on the application of these exceptions.

A. Legally compliant senior housing is exempt from FHA, FEHA and Unruh as related to age or familial status only;
B. An owner of a single-family residence who resides at the property with one lodger may be exempt from FEHA for rental purposes, PROVIDED **no real estate licensee is involved** in the rental;
C. An owner of a single-family residence may be exempt from FHA for sale or rental purposes, PROVIDED **(i) no real estate licensee is involved** in the sale or rental and **(ii)** no discriminatory advertising is used, and **(iii)** the owner owns no more than three single-family residences. Other restrictions apply;
D. An owner of residential property with one to four units who resides at the property, may be exempt from FHA for rental purposes, PROVIDED **no real estate licensee is involved** in the rental; and
E. Both FHA and FEHA do not apply to roommate situations. See, *Fair Housing Council v Roommate.com LLC*, 666 F.3d 1216 (2019).
F. Since both the 14th Amendment of the U.S. Constitution and the Civil Rights Act of 1866 prohibit discrimination based on race; the FHA and FEHA exemptions do not extend to discrimination based on race.

Buyer/Tenant and Seller/Landlord have read, understand and acknowledge receipt of a copy of this Fair Housing & Discrimination Advisory.

Buyer/Tenant *David Behrend or his personal LLC* **David Behrend or his personal LLC** Date 06/28/2021

Buyer/Tenant ______ Date ______

Seller/Landlord *Ku Kang* Date ______

Seller/Landlord *Joo Young Kang* Date ______

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the CALIFORNIA ASSOCIATION OF REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

POSSIBLE REPRESENTATION OF MORE THAN ONE BUYER OR SELLER - DISCLOSURE AND CONSENT

(C.A.R. Form PRBS, Revised 12/18)

A real estate broker (Broker), whether a corporation, partnership or sole proprietorship, may represent more than one buyer or seller. This multiple representation can occur through an individual licensed as a broker or salesperson or through different individual broker's or salespersons (associate licensees) acting under the Broker's license. The associate licensees may be working out of the same or different office locations.

Multiple Buyers: Broker (individually or through its associate licensees) may be working with many prospective buyers at the same time. These prospective buyers may have an interest in, and make offers on, the same properties. Some of these properties may be listed with Broker and some may not. Broker will not limit or restrict any particular buyer from making an offer on any particular property whether or not Broker represents other buyers interested in the same property.

Multiple Sellers: Broker (individually or through its associate licensees) may have listings on many properties at the same time. As a result, Broker will attempt to find buyers for each of those listed properties. Some listed properties may appeal to the same prospective buyers. Some properties may attract more prospective buyers than others. Some of these prospective buyers may be represented by Broker and some may not. Broker will market all listed properties to all prospective buyers whether or not Broker has another or other listed properties that may appeal to the same prospective buyers.

Dual Agency: If Seller is represented by Broker, Seller acknowledges that broker may represent prospective buyers of Seller's property and consents to Broker acting as a dual agent for both seller and buyer in that transaction. If Buyer is represented by Broker, buyer acknowledges that Broker may represent sellers of property that Buyer is interested in acquiring and consents to Broker acting as a dual agent for both buyer and seller with regard to that property.

In the event of dual agency, seller and buyer agree that: a dual agent may not, without the express permission of the respective party, disclose to the other party confidential information, including, but not limited to, facts relating to either the buyer's or seller's financial position, motivations, bargaining position, or other personal information that may impact price, including the seller's willingness to accept a price less than the listing price or the buyer's willingness to pay a price greater than the price offered; and except as set forth above, a dual agent is obligated to disclose known facts materially affecting the value or desirability of the Property to both parties.

Offers not necessarily confidential: Buyer is advised that seller or listing agent may disclose the existence, terms, or conditions of buyer's offer unless all parties and their agent have signed a written confidentiality agreement. Whether any such information is actually disclosed depends on many factors, such as current market conditions, the prevailing practice in the real estate community, the listing agent's marketing strategy and the instructions of the seller.

Buyer and seller understand that Broker may represent more than one buyer or more than one seller and even both buyer and seller on the same transaction and consents to such relationships.

Seller and/or Buyer acknowledges reading and understanding this Possible Representation of More Than One Buyer or Seller - Disclosure and Consent and agrees to the agency possibilities disclosed.

Seller *Ku Kang* Date ______
Seller *Jae Young Kang* Date ______
Buyer *David Behrend as his personal LLC* **David Behrend or his personal LLC** Date 08/28/2021
Buyer 8/28/2021 3:01:18 PM PDT Date ______

Buyer's Brokerage Firm **Condon Realty Group** DRE Lic # **00676270** Date ______
By ______ DRE Lic # ______ Date ______
DAVID CONDON
Seller's Brokerage Firm **First Team Real Estate** DRE Lic # **01008773** Date ______
By *Jimmy Kim* DRE Lic # **01772862** Date ______
Jimmy Kim PM PDT

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

WIRE FRAUD AND ELECTRONIC FUNDS TRANSFER ADVISORY

(C.A.R. Form WFA, Revised 12/17)

Property Address: *1284 W 38th ST, LOS ANGELES, CA 90037* ("Property").

WIRE FRAUD AND ELECTRONIC FUNDS TRANSFERS ADVISORY:

The ability to communicate and conduct business electronically is a convenience and reality in nearly all parts of our lives. At the same time, it has provided hackers and scammers new opportunities for their criminal activity. Many businesses have been victimized and the real estate business is no exception.

While wiring or electronically transferring funds is a welcome convenience, we all need to exercise extreme caution. Emails attempting to induce fraudulent wire transfers have been received and have appeared to be legitimate. Reports indicate that some hackers have been able to intercept emailed transfer instructions, obtain account information and, by altering some of the data, redirect the funds to a different account. It also appears that some hackers were able to provide false phone numbers for verifying the wiring or funds transfer instructions. In those cases, the victim called the number provided to confirm the instructions, and then unwittingly authorized a transfer to somewhere or someone other than the intended recipient.

ACCORDINGLY, YOU ARE ADVISED:

1. **Obtain phone numbers and account numbers only from Escrow Officers, Property Managers, or Landlords at the beginning of the transaction.**
2. **DO NOT EVER WIRE OR ELECTRONICALLY TRANSFER FUNDS PRIOR TO CALLING TO CONFIRM THE TRANSFER INSTRUCTIONS. ONLY USE A PHONE NUMBER YOU WERE PROVIDED PREVIOUSLY. Do not use any different phone number or account number included in any emailed transfer instructions.**
3. **Orally confirm the transfer instruction is legitimate and confirm the bank routing number, account numbers and other codes before taking steps to transfer the funds.**
4. **Avoid sending personal information in emails or texts. Provide such information in person or over the telephone directly to the Escrow Officer, Property Manager, or Landlord.**
5. **Take steps to secure the system you are using with your email account. These steps include creating strong passwords, using secure WiFi, and not using free services.**

If you believe you have received questionable or suspicious wire or funds transfer instructions, immediately notify your bank, and the other party, and the Escrow Office, Landlord, or Property Manager. The sources below, as well as others, can also provide information:

Federal Bureau of Investigation: https://www.fbi.gov/; the FBI's IC3 at www.ic3.gov; or 310-477-6565

National White Collar Crime Center: http://www.nw3c.org/

On Guard Online: https://www.onguardonline.gov/

NOTE: There are existing alternatives to electronic and wired fund transfers such as cashier's checks.
By signing below, the undersigned acknowledge that each has read, understands and has received a copy of this Wire Fraud and Electronic Funds Transfer Advisory.

Buyer/Tenant *David Behrend or his personal LLC* **David Behrend or his personal LLC** Date 06/28/2021

Buyer/Tenant ______ Date ______

Seller/Landlord *Ku Kang* (6/28/2021 3:01:19 PM PDT) Date ______

Seller/Landlord *Jeo Young Kang* Date ______

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020